                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[X] Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to
    ss.240.14a-12

                             HAWAIIAN HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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     previously. Identify the previous filing by registration statement number,
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LAWRENCE S. HERSHFIELD                                   HAWAIIAN HOLDINGS, INC.
Chairman of the Board of Directors             12730 High Bluff Drive, Suite 180
                                                     San Diego, California 92130

                                                                   June __, 2005

To Our Stockholders:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders
(the "Annual Meeting") of Hawaiian Holdings, Inc. (the "Company") to be held at
The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815, on
Thursday, July 7, 2005, at 10:00 AM, local time.

     The purpose of the meeting is to (i) amend the Company's charter to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares, (ii) approve the convertible feature of a new issuance of
Series B subordinated convertible notes issued to members of RC Aviation, LLC,
(iii) approve the establishment of the 2005 Stock Incentive Plan and (iv) elect seven nominees to the board of directors. Information about these proposals is contained in the enclosed proxy statement.

     Only stockholders of record of our outstanding Common Stock and special preferred stock at the close of business on June 2, 2005 will be entitled to notice of and to vote at the Annual Meeting.

     Your vote, regardless of the number of shares you own, is important.
Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the Proxy
Statement under "Restriction on Foreign Ownership of Voting Stock" and attached thereto as Appendix A. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     Thank you for your ongoing support of and continued interest in Hawaiian
Holdings, Inc.

                                              Sincerely,

                                              Lawrence S. Hershfield
                                              Chairman of the Board of Directors

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                             HAWAIIAN HOLDINGS, INC.
                        12730 High Bluff Drive, Suite 180
                           San Diego, California 92130
                                 (858) 523-0219

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The Annual Meeting of Stockholders of Hawaiian Holdings, Inc. will be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815 on
Thursday, July 7, 2005, at 10:00 AM, local time to consider and act upon the following matters:

1.   The amendment of the Company's charter to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares;

2.   The approval of the convertible feature of a new issuance of Series B subordinated convertible notes issued to members of RC Aviation, LLC;

3.   The approval of the 2005 Stock Incentive Plan;

4.   The election of seven directors to serve for one-year terms and until their successors are duly elected and qualified. The proxy statement accompanying this notice includes the names of the nominees to be presented by the Board of Directors for election; and

5.   Such other business as may properly come before the Annual Meeting of
     Stockholders, or any and all adjournments thereof.

     Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on June 2, 2005, the record date, will be entitled to vote at the Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the Proxy Statement under "Restriction on Foreign Ownership of
Voting Stock" and attached thereto as Appendix A.

     Management desires to have maximum representation of stockholders at the
Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.
Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company's Secretary, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

                                By order of the Board of Directors

                                Randall L. Jenson
                                Chief Financial Officer, Treasurer and Secretary

Dated: June __, 2005

                       This Page Intentionally Left Blank

                             HAWAIIAN HOLDINGS, INC.
                        12730 High Bluff Drive, Suite 180
                           San Diego, California 92130
                                 (858) 523-0219

                                -----------------

                           PRELIMINARY PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held Thursday, July 7, 2005

     We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Hawaiian Holdings, Inc., a Delaware
corporation (the "Company"), for use at our annual meeting of stockholders to be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI,
96815, on Thursday, July 7, 2005, at 10:00 AM, local time, and any and all adjournments thereof (collectively, the "Annual Meeting"). We are holding the
Annual Meeting for the purposes described in the accompanying Notice of Annual
Meeting of Stockholders. We intend to provide a definitive Proxy Statement, proxy card, stockholder questionnaire and Notice of Annual Meeting of
Stockholders to stockholders beginning on or about June __, 2005.

                               GENERAL INFORMATION

SOLICITATION OF PROXIES

     Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, $0.01 par value (the "Common Stock"), to forward the proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials and stockholder questionnaires, to the beneficial owners. We do not currently expect to engage an outside firm to solicit votes.

RECORD DATE, QUORUM AND VOTING REQUIREMENTS

     Holders of shares of Common Stock and our Series B Special Preferred Stock,
Series C Special Preferred Stock and Series D Special Preferred Stock
(collectively, the "Special Preferred Stock") at the close of business on June
2, 2005 (the "Record Date"), are entitled to notice of, and to vote at, the
Annual Meeting. On that date, approximately 44,894,000 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special
Preferred Stock and the Series D Special Preferred Stock were outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders of a majority of the issued and outstanding Common Stock and Special Preferred Stock held of record on the
Record Date constitutes a quorum for the transaction of business at the Annual
Meeting. The amendment of the Company's charter requires the affirmative vote of a majority of all outstanding shares of Common Stock and Special Preferred
Stock. The approval of the convertible feature of a new issuance of Series B
Subordinated Convertible Notes (as defined below) and the approval of the 2005
Stock Incentive Plan require the affirmative vote of a majority of the shares of
Common Stock and Special Preferred Stock present at a meeting at which a quorum is present. The election of directors requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the American Stock
Exchange ("AMEX") and the Pacific Exchange ("PCX") under the symbol "HA."

     Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. SEE
"RESTRICTION ON FOREIGN OWNERSHIP OF VOTING STOCK." Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the amendment of the
Company's charter to increase the number of authorized shares of Common Stock, the approval of the convertible feature of a new issuance of subordinated convertible notes, the approval of the 2005 Stock Incentive Plan and the election of the seven nominees named in this Proxy Statement as directors.
Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions have the same legal effect as a vote "against" election of the directors.
Brokers do not have the discretionary power to vote with respect to any of the proposals contained herein, absent the receipt from the beneficial owners of such shares of specific voting instructions, as well as a completed questionnaire as described below.

RESTRICTION ON FOREIGN OWNERSHIP OF VOTING STOCK

     Our Amended and Restated Certificate of Incorporation (the "Certificate of
Incorporation") prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to the federal
Transportation Act. In order to comply with this requirement, we maintain a
Foreign Stock Record to keep track of transfers of our voting stock to non-U.S.
citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock
Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of the total number of shares of our voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the
Foreign Stock Record shall not be entitled to vote until so registered.

     Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a questionnaire
(attached as Appendix A hereto) to establish its citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder's stock will be registered on the Foreign Stock Record and voted in accordance with the
Certificate of Incorporation, subject to the limitations and procedures described above.

DISSENTERS' RIGHTS

     Under Delaware law, you are not entitled to any dissenters' rights with respect to the approval of the proposals described in this Proxy Statement.

REVOCABILITY OF PROXY

     Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

BACKGROUND INFORMATION FOR FOLLOWING PROPOSALS

     The Company, which was incorporated in April 2002 under the laws of the
State of Delaware, is a holding company. Its wholly-owned subsidiary, Hawaiian
Airlines, Inc. ("Hawaiian"), was incorporated in January 1929 under the laws of the Territory of Hawaii and, based on the number of scheduled miles flown by revenue passengers (known as revenue passenger miles) in 2004, is the largest airline headquartered in Hawaii. The Company became the parent of Hawaiian on
August 29, 2002, pursuant to a corporate restructuring. As a result of the corporate restructuring and actions taken subsequent thereto, the Company's primary asset is its sole ownership, indirectly, of all issued and outstanding shares of the common stock of Hawaiian. On March 21, 2003,

Hawaiian filed a voluntary petition for reorganization under Chapter 11 of the
United States Bankruptcy Code (the "Chapter 11 Filing") in the United States
Bankruptcy Court for the District of Hawaii (the "Bankruptcy Court"). The
Company did not file for relief under Chapter 11 of the Bankruptcy Code. On May
30, 2003, a trustee was selected to serve in connection with the Chapter 11
Filing and operate Hawaiian, which has continued to operate its business under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The initial trustee has since resigned and been replaced by a duly appointed substitute trustee (the "Trustee"). The appointment of the Trustee effectively served to divest operational and financial control of Hawaiian from the officers and directors of the Company, and severed the availability of funds needed by the Company to support its efforts to meet its ongoing obligations, including its reporting requirements under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"). Since we have not controlled Hawaiian from the time a trustee was appointed in May 2003, the disclosure contained in this Proxy
Statement regarding the operations of Hawaiian is limited and based only upon our best knowledge of such operations. Effective as of April 1, 2003, the
Company deconsolidated Hawaiian for financial reporting purposes and accounted for its ownership of Hawaiian using the cost method of accounting. As a result, for financial reporting purposes, the Company currently is, and has been throughout 2004, a holding company with no business operations or properties.
Accordingly, as used in this Proxy Statement, the terms "Company", "we", "our", and "us" refer to Hawaiian Holdings, Inc. only.

     The Company, the Trustee, the Official Committee of Unsecured Creditors of
Hawaiian, HHIC, Inc., a wholly-owned subsidiary of the Company ("HHIC"), and RC
Aviation, LLC ("RC Aviation") (which is currently the largest stockholder of the
Company) filed an amended joint plan of reorganization (the "Joint Plan") to provide for Hawaiian to emerge from bankruptcy. The Joint Plan provides for payment in full of all allowed claims, including unsecured claims. The Joint
Plan also provides for the merger of Hawaiian into HHIC, with HHIC the surviving entity but to change its name to Hawaiian Airlines, Inc., a Delaware corporation. We have retained our equity interest in Hawaiian; however, in connection with the Joint Plan, we issued shares of Common Stock to creditors of
Hawaiian to help fund the Joint Plan, resulting in a dilution of the ownership interest of our common stockholders.

     On or about February 19, 2005, a final proposed agreement was reached with the negotiating committee of AFA, and on March 14, 2005, the agreement was ratified. On March 14, 2005, a final proposed agreement (the "Proposed ALPA
Agreement") was reached with the negotiating committee of ALPA, but the members of ALPA did not ratify the Proposed ALPA Agreement. Consequently, on March 29,
2005, the Trustee's motion to impose an agreement on ALPA pursuant to Section
1113 of the Bankruptcy Code commenced before the Bankruptcy Court, but was not completed. The hearing was continued to April 13, 2005 and was completed on
April 15, 2005. On April 28, 2005, Hawaiian reached an agreement with ALPA, which was ratified by ALPA on May 10, 2005. On May 18, 2005, the Bankruptcy
Court issued, and the Clerk of the Bankruptcy Court entered on the docket for the Chapter 11 Filing, the Bankruptcy Court's Findings of Fact and Conclusions
of Law with respect to the confirmation of the Joint Plan, and the Bankruptcy
Court's Order confirming the Joint Plan (the "Confirmation

Order"). Among other things, the Confirmation Order authorized the reorganized
Hawaiian, to consummate the provisions of the Joint Plan. One of the conditions to the occurrence of the consummation was that the Confirmation Order is a final order (the "Final Order Requirement"). The IRS filed a notice of appeal, but has not requested or obtained a stay pending appeal. Although the Final Order
Requirement was not met since the IRS appeal has not been resolved, the Final
Order Condition was waived by the Trustee and Holdings and, therefore, the Joint
Plan has been implemented and Hawaiian emerged from bankruptcy on June 2, 2005
(the "Effective Date").

FINANCING ARRANGEMENTS

     The Trustee, the Company and RC Aviation entered into a Restructuring
Support Agreement, dated as of August 26, 2004 (the "Restructuring Support
Agreement"), pursuant to which we and RC Aviation agreed to raise the funding necessary to meet the distribution and payment obligations under the Joint Plan and to ensure that Hawaiian has at least the minimum amount of cash required by the Joint Plan. The Joint Plan provides that the minimum unrestricted cash on hand at Hawaiian on the Effective Date will be at least $70 million. In order to fund these obligations under the Joint Plan, we and RC Aviation have the flexibility to utilize one or more sources of financing, including the following: the issuance of up to $150 million of new debt by Hawaiian, such as new notes and/or a senior secured loan facility, the proceeds of a rights offering to our existing stockholders, or the proceeds of the sale of convertible securities to RC Aviation. In addition, we entered into an agreement with RC Aviation, dated August 24, 2004, in which RC Aviation and its members entered into a firm commitment (the "RC Commitment") to (a) provide funds to purchase up to $175 million of lease claims at an agreed upon discount, (b)
provide up to $60 million if required to fund the Joint Plan and (c) fund a tender offer for all Class 4 claims, estimated at the time to require approximately $38 million, in the event the Joint Plan was not consummated by
March 31, 2005, which the Trustee and RC Aviation have extended until June 3,
2005. Pursuant to the terms of the Restructuring Support Agreement and the RC
Commitment, we and RC Aviation have financed the Joint Plan with a $50 million senior secured credit facility, a $25 million term loan (the "Term B
Credit Facility") and $60 million in subordinated convertible notes. We had previously anticipated financing the Joint Plan by issuing approximately $100 million of convertible senior notes, but recent market conditions in the convertible note market have made the terms under which such financing could be consummated unattractive to the Company. Accordingly, the Company has financed the Joint Plan as described above.

     On the Effective Date, the Company as guarantor, entered into a three-year credit agreement (the "Credit Agreement") with Hawaiian, as borrower, and Wells
Fargo Foothill, Inc., D.B. Zwirn Special Opportunities Fund, L.P. and Bernard
National Loan Investors Ltd. Indebtedness under the Credit Agreement is secured by substantially all of the Company's assets. The Credit Agreement provides
Hawaiian with a $50 million senior secured credit facility comprised of (i) a
$25 million revolving line of credit, subject to availability under a borrowing base formula based on Hawaiian's eligible accounts receivable, eligible spare parts, eligible ground equipment and collections, with a $15 million sublimit for letters of credit and up to $5 million in swing loans and (ii) a $25 million term loan.

     In addition, on the Effective Date, the Company as guarantor, entered into a three-year credit agreement (the "Term B Credit Agreement") with Hawaiian, as borrower, and certain lenders. The Term B Credit Agreement provides Hawaiian with an additional $25 million term loan at an interest rate of 10% per annum, with interest payable quarterly. The entire principal amount of the loan may be prepaid, subject to certain prepayment penalties as set forth in the Term B
Credit Agreement. The Term B Credit Facility is secured by a lien on the
Company's assets, subject to the prior lien the Company is granting under the
Credit Agreement.

     On the Effective Date, the Company issued $60 million in subordinated convertible notes (the "Subordinated Convertible Notes"), to members of RC
Aviation pursuant to the RC Commitment in exchange for the release and surrender to the Company by the purchasers of the Subordinated Convertible Notes of an undivided interest in certain bankruptcy claims held by them. The Subordinated

                                        4

Convertible Notes provide for interest at the rate of 5% per annum, payable at our option in cash or Subordinated Convertible Notes. The Subordinated
Convertible Notes are convertible into Common Stock as described below at an initial conversion rate of $4.35 per share, subject to adjustment upon the occurrence of certain dilutive events. The Subordinated Convertible Notes will become due in five years from the issue date, if not prepaid or converted prior to such date. The Company has the right, and has agreed to use its best efforts, to redeem the Subordinated Convertible Notes, at 105% of the aggregate principal amount plus all accrued and unpaid interest due and payable thereunder, at any time prior to the twelve month anniversary of issuance. It is our current intention to redeem the Subordinated Convertible Notes out of the proceeds of a rights offering of Common Stock available to all holders of the Common Stock as soon as practicable. The Company also has the right to redeem the Subordinated
Convertible Notes after the first anniversary of issuance (subject in the case of the Series B Subordinated Convertible Notes, to the approval of Proposal No.
2 hereof), if the market price of the Common Stock has exceeded 150% of the
Conversion Price for at least 20 of 30 consecutive trading days prior to the notice of redemption by the Company. In addition, upon a Change of Control (as defined in the Note- Purchase Agreement pursuant to which the Subordinated
Convertible Notes are being purchased by RC Aviation), the holders of the
Subordinated Convertible Notes have the right to require the Company to redeem the Subordinated Convertible Notes at the aggregate principal amount plus accrued and unpaid interest due and payable thereunder upon 30 days notice. We issued Subordinated Convertible Notes convertible into an aggregate of
13,793,000 shares of Common Stock, of which 8,933,000 shares will be convertible at any time after the first anniversary of the issuance date (the "Series A
Subordinated Convertible Notes"), and 4,860,000 shares will be convertible only if stockholders approve the amendment to our charter to increase the number of authorized shares of our Common Stock described in Proposal No. 1 hereof, as well as the convertibility feature of the Series B Subordinated Convertible
Notes pursuant to Proposal No. 2 hereof (the "Series B Subordinated Convertible
Notes"), and in any event not prior to the first anniversary of the issuance date. In connection with its commitment and purchase of the Subordinated
Convertible Notes, RC Aviation has received a commitment fee and a funding fee consisting of a warrant (the "Warrant"). Subject to the approval of Proposal No.
1 hereof, the Warrant will be convertible into an aggregate of 10% of the Common
Stock on a fully diluted basis, or approximately 6,856,000 shares of our Common
Stock. SEE "RC AVIATION, LLC TRANSACTIONS."

FAIRNESS OPINIONS

     A special committee of the Board of Directors (the "Special Committee") has
received fairness opinions from each of Houlihan Smith & Company, Inc.
("Houlihan") and Imperial Capital, LLC ("Imperial Capital") with respect to the
Subordinated Convertible Notes and the portion of the Warrant which was issued as a funding fee for the Subordinated Convertible Notes (the "Funding Warrant").
The forms of such opinions are set forth in full as Appendix F and Appendix G hereto, respectively. As more fully set forth below, Imperial Capital has provided financial advisory services to RC Aviation and its members in the past, including in connection with the acquisition of its interest in the Company, its purchase of certain claims from creditors of Hawaiian and the financing of the
Joint Plan and will continue to provide such services. Imperial Capital has received an investment banking fee in connection with the financing of the Joint
Plan. Both firms have received a non-contingent fee for rendering such fairness opinion.

     Houlihan Fairness Opinion. Houlihan delivered its written opinion to the
Special Committee on May 31, 2005, which stated that, "we are of the opinion that the price and terms of the issuance of the Convertible Subordinated Notes and the Funding Warrant (collectively, the "Convertible Notes Financing"), are fair, from a financial point of view, to all of the stockholders of the Company, other than RC Aviation and its members, as of the date hereof." The full text of the written opinion of Houlihan is attached hereto as Appendix F and is incorporated by reference into this proxy statement.

     o    You are urged to read Houlihan's opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed, and limitations on the review and analyses performed by Houlihan in rendering its opinion.

     o    The Houlihan opinion is not intended to be and does not constitute a recommendation to you as to how you should vote with respect to the matters contained in the proxy statement. Houlihan was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the Convertible
          Notes Financing.

     In conducting its investigation and analysis and in arriving at its opinion, Houlihan considered many financial and economic factors, including but not limited to:

     a.   Reviewed a report titled "Presentation to the Board of Directors of
          Hawaiian Holdings, Inc.", dated May 12, 2005 ("Board Presentation"), that was prepared by Imperial Capital, the financial advisor to the
          Company. Houlihan noted that the Board Presentation included an overview of the following:

          i.     A summary of the original emergence financing structure for
                 Hawaiian, which has been operating under Chapter 11 Bankruptcy;

          ii.    An overview of the current financing market and the
                 deterioration of the convertible debt market, as well as the decline in the Company's stock price since fall 2004;

          iii.   A summary of the current sources and uses of cash available for funding Hawaiian's Chapter 11 emergence;

          iv.    A summary of the current financing alternatives available to
                 Hawaiian and the Company; and

          v.     The Company was expected to have unrestricted cash after
                 emergence in excess of the amount which management of the
                 Company believes is the minimum amount to withstand
                 unexpected negative financial surprises and in excess of the
                 $70 million minimum unrestricted cash that is required by
                 the Joint Plan;

          Houlihan analyzed all of the major assumptions of the Board
          Presentation and concluded that they were factual and reasonable;

     b.   Reviewed certain of the Company's public filings with the United
          States Securities and Exchange Commission (the "SEC"), including recent Form 10-K's, Form 10-Q's, all of the Company's most recent Form
          8-K filings, and a draft Schedule 14A Preliminary Proxy Statement;

     c.   Reviewed certain of Hawaiian's bankruptcy filings and disclosures, including the Joint Plan.

     d.   Reviewed a financial model dated May 25, 2005, which was prepared for the Company by Imperial Capital (the "Financial Model") based on management's projections. Houlihan selectively tested all of the major assumptions and calculations of the Financial Model for accuracy.
          Houlihan also tested the reasonableness of the key assumptions used in the Financial Model by using various assumptions that were more conservative than those used in the Financial Model;

     e.   Reviewed the terms of the Convertible Subordinated Notes as provided in the note purchase agreement between the Company and RC Aviation
          (the "Note Purchase Agreement"). Houlihan noted that the Convertible
          Subordinated Notes may be converted into Common Stock of the Company at the option of the holder at any time following one year after issuance, based upon a per share conversion price of $4.35. This conversion price represents a discount of 15% based upon a volume-weighted average price of the Common Stock of the Company from
          May 2, 2005 through May 18, 2005.

          Houlihan also noted that the Company plans a Rights Offering to repurchase the Notes at 105% of their face amount prior to twelve months following issuance. In any event, the Notes mature five years following issuance. Houlihan noted that in the event that the stockholder approval of Proposal No. 1 and Proposal No. 2 are not received by the first anniversary of the issuance, the Company will be required to either (i) pay a fee to the holders of the Series B
          Convertible Subordinated Notes equal to 3% of the principal amount thereof or (ii) increase the rate of interest payable under the Series
          B Convertible Subordinated Notes to 10%. Houlihan noted that at any time after 36-months following issuance, in the event that the stockholder approval of Proposal No. 1 and Proposal No. 2 has not been obtained, subject to certain additional conditions, the holder of the
          Series B Convertible Subordinated Notes has the right to require the
          Company to redeem at a redemption price equal to the greater of (x)
          the principal amount plus accrued and unpaid interest or (y) the value of the shares into which such Series B Convertible Subordinated Notes would have been convertible had the shareholder approval been obtained, valued for such purpose at the then market price of the
          Company's Common Stock. Houlihan compared the Convertible Subordinated
          Notes to comparable securities issuances and concluded that the 15%
          discount and 5% coupon appear reasonable and that the pricing and terms are likely no less favorable than the Company could obtain from other third party investors;

     f.   Reviewed a Funding Commitment Letter between RC Aviation and Hawaiian, dated August 24, 2004, whereby RC Aviation earned a fee for its commitment to provide up to $60 million cash in support of the Joint
          Plan. Houlihan noted that the fee earned by RC Aviation for its funding commitment as well as its fee for the funding of such commitment is represented by the Warrant;

     g.   Reviewed the terms of the Funding Warrant. Houlihan noted that, upon the receipt of stockholder approval of an increase in the number of authorized shares of Common Stock of the Company, the Funding Warrant shall be automatically exchanged for a new warrant entitling the holder to purchase 5% of the Company's Common Stock at an exercise price of $7.20 per share. If such stockholder approval is not obtained, the Funding Warrant will be exercisable for Series E
          Preferred Stock. Houlihan further noted that the exercise price of
          $7.20 is a premium of 41.2% above the closing price of the Company's
          Common Stock as reported on the AMEX as of May 27, 2005. Houlihan concluded that the Funding Warrant's pricing and terms are reasonable and that these terms are likely no less favorable than the Company could obtain from other third party investors;

     h.   Reviewed a Registration Rights Agreement between the Company and RC
          Aviation, which provides for the registration of the Common Stock underlying the Convertible Subordinated Notes and the Warrant;

     i.   Conducted due diligence discussions with third parties, including investment bankers familiar with the airlines and transportation industries and the public and private debt/equity markets, discussing, among other things, the nature of the Convertible Notes Financing, the credit quality and liquidity needs of Hawaiian, the impact of the bankruptcy overhang on the operations of Hawaiian's business, and the prospects for obtaining additional cash financing for the Company and/or Hawaiian;

     j.   Completed a liquidation analysis of the Company (including Hawaiian)
          that entailed a comparison of the book value of the assets of the
          Company against the existing balance sheet liabilities of the Company as of April 30, 2005. Houlihan estimated that the Company's debts exceed its assets in excess of $200 million. In Houlihan's experience, book values are usually significantly greater than the recoveries that are realized in a liquidation scenario. Houlihan concluded that in a liquidation, it was likely that the holders of Common Stock of the
          Company would realize zero value for their share ownership;

     k.   Compared Hawaiian from a financial point of view with certain other guideline public companies in the industrial and transportation industries that Houlihan deemed to be relevant;

     l.   Compared the proposed financial terms of the Convertible Notes
          Financing, with the financial terms of certain financial
          restructurings that Houlihan deemed relevant; and

     m.   Conducted such other studies, analyses, inquiries, and investigations as Houlihan deemed relevant and appropriate.

     During its review, Houlihan relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided by executive management of the Company. Houlihan has further relied upon the written assurances and representations of the executive management of the Company that they are unaware of any facts that would make the information provided to them to be incomplete or misleading for the purposes of their opinion.

In arriving at its opinion Houlihan also considered such factors as they deemed relevant including, but not limited to:

     1.   the timing of the financial requirements of the Company and Hawaiian;

     2.   the terms and conditions of the closing of the Convertible Notes
          Financing and the timing of the cash funding to be received by the
          Company as a result of the Convertible Notes Financing;

     3.   the estimated dilution resulting from the Convertible Notes Financing to the current shareholders other than RC Aviation and its members;

     4.   the historical financial and operating characteristics of Hawaiian;

     5.   the negotiations that have taken place between the Company, RC
          Aviation, the committee of unsecured creditors with respect to the
          Joint Plan, the Trustee, and lenders to the Company and Hawaiian;

     6.   the current capital markets environment for the issuance of convertible debt and convertible preferred equity;

     7.   the trading price and volume of the Company's stock as quoted by AMEX;

     8.   other potential sources of financing for the Company and Hawaiian other than the Convertible Notes Financing;

     9.   the upside potential of the Convertible Notes Financing to the Company and its shareholders, other than RC Aviation and its members;

     10.  an analysis of the Company's net operating loss tax carryforward;

     11.  other due diligence findings related to the Convertible Notes
          Financing; and

     12.  the risks associated with both undertaking and/or not undertaking the current Convertible Notes Financing.

     Houlihan's opinion is necessarily based upon information made available to it, and on economic, market, financial and other conditions as they exist at the date of their letter. Houlihan disclaims any obligation to advise the Special
Committee and/or the Board of Directors of the Company or any person of any change in any fact or matter affecting their opinion, which may come or be brought to its attention after the date of their opinion.

     Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Convertible Notes Financing. Houlihan did not form a conclusion as to whether any individual analysis, when

considered in isolation, supported or failed to support its opinion. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses, taken as a whole, support its conclusion and opinion. Accordingly, Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by
Houlihan in connection with the preparation of their opinion.

     Houlihan's opinion is for the information of the Special Committee and the
Board of Directors of the Company in connection with its evaluation of the
Convertible Notes Financing, and it does not constitute a recommendation to the board of directors to proceed with the Convertible Notes Financing. Houlihan's opinion relates solely to the question of fairness to the holders of the
Company's Common Stock, from a financial point of view, of the Convertible Notes
Financing. Houlihan expresses no opinion as to the structure or effect of any other aspect of the Convertible Notes Financing, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other federal or state legislation and/or insolvency law, or of any pending or threatened litigation affecting the Company. Houlihan also expresses no opinion as to the tax consequences of the Convertible Notes
Financing.

     Based on the information and analyses set forth above, Houlihan delivered its written opinion to the Special Committee of the Company's Board of Directors
on May 31, 2005, which stated that, "based on the foregoing, we are of the opinion that the price and terms of the Convertible Notes Financing are fair, from a financial point of view, to all of the shareholders of the Company, other than the Investor (RC Aviation) and its members, as of the date hereof".
Houlihan, a National Association of Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, solvency opinions, sales and distributions of listed and unlisted securities, private placements, corporate restructurings, and valuations for corporate tax and other financial reporting purposes. Houlihan will receive a fee from the Company relating to its services in providing its opinion that is not contingent on the consummation of the Convertible Notes Financing or the conclusion of the opinion. The Company has agreed to indemnify Houlihan for certain liabilities that may arise out of the rendering of its opinion. Neither Houlihan nor its officers, employees, or shareholders beneficially owns any interest in the
Company and Houlihan has not provided previous services to the Company.

     Imperial Capital Fairness Opinion. We retained Imperial Capital to act as our financial advisor and provide a fairness opinion in connection with our proposed issuance of Series A Subordinated Convertible Notes and Series B
Subordinated Convertible Notes and our issuance of the Funding Warrant, together referred to herein as the Financing. The board of directors of the Company selected Imperial Capital to act as our financial advisor based on Imperial
Capital's qualifications, expertise and reputation. At the meeting of the board of directors of the Company on May 31, 2005, Imperial Capital rendered its oral opinion, subsequently confirmed in writing, that as of May 31, 2005, and subject to and based on the considerations in its opinion, that the financing is fair, from a financial point of view, to all the shareholders of the Company (other than RC Aviation and its members).

     THE FULL TEXT OF IMPERIAL CAPITAL'S WRITTEN OPINION DATED MAY 31, 2005 IS
ATTACHED HERETO AS APPENDIX G AND IS INCORPORATED BY REFERENCE INTO THIS PROXY
STATEMENT. WE URGE YOU TO READ IMPERIAL CAPITAL'S OPINION CAREFULLY AND IN ITS
ENTIRETY. IMPERIAL CAPITAL'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF
THE COMPANY, ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE
FINANCING TO ALL THE SHAREHOLDERS OF THE COMPANY (OTHER THAN RC AVIATION AND ITS
MEMBERS) PURSUANT TO THE NOTE PURCHASE AGREEMENT AND RELATED DOCUMENTS, AND DOES
NOT ADDRESS ANY OTHER ASPECT OF THE FINANCING OR ANY OTHER MATTER OR RELATED
TRANSACTION, NOR DOES IT CONSTITUTE A RECOMMENDATION TO THE BOARD OF DIRECTORS
TO PROCEED WITH OR EFFECT THE FINANCING OR AS TO HOW TO VOTE ON ANY MATTER
CONTAINED IN THIS PROXY STATEMENT. THIS SUMMARY SHOULD BE READ TOGETHER WITH THE
FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Imperial Capital, among other things:

     o    reviewed the draft Note Purchase Agreement and certain related documents;

     o    reviewed both the Third Amended Joint Plan of Reorganization dated
          March 11, 2005 and the Second Amended Disclosure Statement dated
          October 4, 2004;

     o    reviewed certain historical business and financial information relating to the Company and Hawaiian, including certain publicly available financial statements and internal monthly operating reports concerning Hawaiian for the last twelve months ended April 30, 2005 prepared by Hawaiian's management;

     o    reviewed certain publicly available business and financial information relating to the Company and Hawaiian that Imperial Capital deemed to be relevant;

     o    reviewed the current sources and uses of cash available for funding
          Hawaiian's emergence from Chapter 11 and Hawaiian's projected unrestricted cash balance at emergence;

     o    analyzed certain internal financial projections concerning Hawaiian prepared by Hawaiian's management as well as financial projections made available to the public through the bankruptcy process;

     o    discussed with members of senior management of the Company and
          Hawaiian concerning the matters described in the above bullet-points;

     o    reviewed the trading price and volume of the Company's stock as quoted on the AMEX;

     o    reviewed public information with respect to certain other companies with financial profiles which Imperial Capital deemed to be relevant;

     o    compared the financial terms of the financing with publicly available financial terms of certain other transactions of comparable companies which Imperial Capital believed to be generally relevant; and

     o    conducted such other financial studies, analyses and investigation and took into account such other matters as Imperial Capital deemed necessary, including its assessment of general industry, economic and market conditions.

     Imperial Capital assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to Imperial Capital by us for the purposes of its financial fairness opinion. Imperial Capital has not assumed responsibility for independent verification of such information or conducted any independent valuation or appraisal of any assets of the Company or Hawaiian or any appraisal or estimate of liabilities of the Company or Hawaiian. Imperial Capital also assumed that the definitive documentation with respect to the financing is consistent with the material terms set forth in the drafts it reviewed and that the financing will be consummated in accordance with the terms set forth in such drafts. Imperial Capital's opinion is necessarily based on industry, economic and market conditions as in effect on, and the information made available to it as of May 31, 2005. Imperial Capital disclaims any obligation to advise the board of directors of the Company or any person of any change in any fact or matter affecting their opinion, which may come or be brought to its attention after the date of their opinion.

     Imperial Capital's opinion relates solely to the question of fairness, from a financial point of view, of the Financing to all the shareholders of the
Company (other than RC Aviation and its members). Imperial Capital expresses no opinion as to the structure or effect of any other aspect of the financing, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other federal or state legislation or insolvency law, or of any pending or threatened litigation affecting the Company. Imperial Capital also expresses no opinion as to the tax consequences of the financing.

     Imperial Capital is a recognized investment banking and advisory firm.
Imperial Capital, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Imperial Capital has provided financial advisory services to us and has received customary fees for the rendering of these services.
Imperial Capital acted as financial advisor in connection with RC Aviation's initial purchase of 10 million shares of the Company's common stock from AIP,
LLC on June 11, 2004 and received a fee in connection with such purchase.
Subsequent to that transaction, Imperial Capital facilitated the purchase by RC
Aviation of the lease claims of Ansett Worldwide Services and Boeing Capital
Corporation, Hawaiian's two largest lessors, and received a fee in connection with such purchases. Imperial Capital, in its capacity as broker/dealer and placement agent, has worked for many members of RC Aviation in the past and is expected to continue to do so in the future. Furthermore, Imperial Capital may in the future provide financial advisory services to us for which it expects to receive customary fees for the rendering of these services. In the ordinary course of business, Imperial Capital from time to time, has in the past owned and traded, and may in the future actively own or trade the Company's or
Hawaiian's securities or indebtedness for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness. Imperial Capital and its affiliates beneficially own, in the aggregate, less than 1.0% of the Company's outstanding common stock.

     Imperial Capital currently acts as financial advisor to the Company in connection with the Chapter 11 bankruptcy proceedings for Hawaiian. We have paid
Imperial Capital success fees in connection with Hawaiian's emergence from bankruptcy and also placement fees in connection with the placement of $75 million of senior secured debt financing and from the issuance of the
Subordinated Convertible Notes. Imperial Capital also received a non-contingent fee in connection with rendering its fairness opinion. We have also reimbursed
Imperial Capital for its expenses incurred in performing its services and agreed to indemnify Imperial Capital and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Imperial
Capital or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Imperial Capital's engagement and any related transactions.

     Outlined below is a summary of the material financial analyses performed by
Imperial Capital in connection with its oral opinion and the preparation of its written opinion dated May 31, 2005. This summary of financial analyses includes information presented in tabular format. In order to fully understand

                                       10

the financial analyses used by Imperial Capital, the table must be read together with the text of the summary. The table alone does not constitute a complete description of the financial analyses. Considering the data in the table below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Imperial Capital's financial analyses:

     Given that the Subordinated Convertible Notes are uniquely structured
(i.e., callable only in Year 1 and no conversion rights in Year 1), Imperial
Capital was unable to identify any truly comparable securities upon which to base the valuation. Instead Imperial Capital chose to value the notes as two different securities depending on whether the issue was called in Year 1 or remained outstanding. To arrive at a valuation of the notes, Imperial Capital placed different probability weightings on the following two scenarios:

Scenario I - The Subordinated Convertible Notes are redeemed in Year 1. Given the Subordinated Convertible Notes are not convertible by the holder in Year 1, under this scenario Imperial Capital treated the Subordinated Convertible Notes as a one-year non-convertible debt instrument and calculated the present value of future cash flows based on a market discount rate. Also included in the value of the notes is the Black Scholes valuation of the 5% warrants to be issued in connection with the financing.

Scenario II - The Subordinated Convertible Notes are not redeemed in Year 1. In this scenario, Imperial Capital treated the Subordinated Convertible Notes as a five-year convertible debt instrument without conversion rights during Year 1.
Accordingly, Imperial Capital valued the notes as a convertible debt instrument at the end of Year 1, when the conversion rights are fully exercisable, and then discounted the value back to the issue date using a market discount rate. This represents the present value of future cash flows plus the Black Scholes valuation of the conversion rights. Also included in the value of the notes is the Black Scholes valuation of the 5% warrants to be issued in connection with the financing.

Given that the notes will likely serve as a one-year bridge to a rights or convertible offering, Imperial Capital applied a 90% probability to Scenario I and a 10% probability to Scenario II to arrive at the following valuation range:

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
--------------------------------------------------------------------------------
Subordinated Convertible Notes Face Amounts .........................  $60.0

                    Valuation    Range                   Prob. Wtd.    Range
                       Low        High     Probability      Low        High
                    ---------    ------    -----------   ----------    -----
Scenario I.........   $59.3      $61.7         90%         $53.4       $55.5
  % of Par             98.9%     102.8%

Scenario II........   $60.1      $67.8         10%          $6.0        $6.8
  % of Par            100.2%     113.0%

                                                             LOW        HIGH
                                                          ---------   --------
PROBABILITY WEIGHTED VALUATION RANGE.....................   $59.4      $62.3
  % OF PAR                                                   99.0%     103.8%

Note: Valuation range is based on a 15% to 20% discount range
--------------------------------------------------------------------------------

In order to arrive at a market discount rate range of 15% - 20%, Imperial
Capital evaluated the pricing of comparable leveraged securities to arrive at a mean interest rate. Imperial Capital then adjusted the mean interest rate of the

                                       11

comparable securities to account for differences in liquidity, structural subordination due to issuance at the holding company level, lack of covenants, leverage and additional risk associated with the airline industry to arrive at our discount rate range of 15% - 20%.

     In connection with the review of the terms of the Financing, Imperial
Capital performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Imperial Capital considered the results of all of its analyses as a whole. Imperial Capital believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Imperial Capital may have given various analyses and factors more or less weight than other analyses and factors and may have deemed certain assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Imperial Capital's view of our actual value.

     In performing its analyses, Imperial Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. Any estimates contained in
Imperial Capital's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Imperial Capital's analysis of the fairness, from a financial point of view, of the financing to all the shareholders of the Company (other than RC
Aviation and its members) and were conducted in connection with the delivery by
Imperial Capital of its opinion dated May 31, 2005 to the board of directors of the Company.

     Imperial Capital's opinion was one of many factors taken into consideration by our board of directors in making their determination to approve the financing. Imperial Capital's analyses summarized above should not be viewed as determinative of the opinion of the Company's board of directors with respect to the financing.

                                       12

RC AVIATION, LLC TRANSACTIONS

     On June 14, 2004, RC Aviation purchased ten million shares of Common Stock from AIP, LLC ("AIP"), the entity which was formerly a control person of the
Company, reducing AIP's ownership of the Company to approximately 14 percent of the outstanding Common Stock. Also as part of the purchase, John W. Adams ("Mr.
Adams") resigned as the Company's Chairman and Chief Executive Officer, and RC
Aviation and AIP entered into a stockholders agreement, under which, among other things, AIP agreed to cause (a) the directors that AIP had previously designated to our Board of Directors to resign, with the exception of Gregory S. Anderson, and (b) Lawrence S. Hershfield and Randall L. Jenson (the "RC Designees") to be
appointed to our Board of Directors. AIP also agreed, among other things, to vote all of its Common Stock and Series A Special Preferred Stock (a) in favor of the election, as members of our Board of Directors, of persons identified by
RC Aviation for nomination or so nominated in accordance with our Certificate of
Incorporation and our Amended Bylaws, (b) to otherwise effect the intent of the stockholders agreement, which is to cause the RC Designees to become members of our Board of Directors, and (c) to otherwise vote such equity securities at the direction of RC Aviation.

     On December 30, 2004, the Company, AIP and related parties entered into an agreement pursuant to which the four shares of the aforementioned Series A
Special Preferred Stock held by AIP were cancelled.

RC Aviation has purchased certain aircraft leasing claims from creditors of
Hawaiian. Pursuant to the Joint Plan, RC Aviation was entitled to receive cash equal to fifty percent (50%) of the claims and Common Stock equal to fifty percent (50%) of the claims. Prior to the Effective Date, RC Aviation distributed

certain of these claims to its members who funded the purchase price of those claims. The holders of such claims purchased the Subordinated Convertible Notes in exchange for the release and surrender to the Company of certain bankruptcy claims held by them for which they would have been entitled to cash. RC Aviation has advised us that it does not currently expect such members to constitute a group or otherwise act in concert.

     Members of RC Aviation received shares of Common Stock valued at $6.16 per share in connection with 50% of the lease-related claims RC Aviation controls under the Joint Plan.

     On the Effective Date, we issued the Warrant to RC Aviation as required pursuant to the RC Commitment, described above. One half of the Warrant was issued to RC Aviation as a commitment fee and the other half of the Warrant represented a funding fee relating to the purchase by its members of the
Subordinated Convertible Notes. The Warrant entitles its holder to purchase 200 shares of our Series E Preferred Stock. The Series E Preferred Stock has an
aggregate liquidation preference equal to the Black Scholes valuation of the
Common Stock Warrant (as defined below). The Series E Preferred Stock is nonvoting, but participates in dividends, distributions, mergers and similar events, liquidation, dissolution or winding up of the Company (all such participation events being referred to as a "Distribution Event") in an amount equal to the greater of the liquidation preference of the Series E Preferred
Stock and the amount that would be received based upon participation with the
Common Stock on a pro rata basis. Upon the receipt of stockholder approval of an increase in the number of authorized shares of Common Stock as described in
Proposal No. 1 hereof, the Warrant shall be automatically exchanged for a warrant (the "Common Stock Warrant") entitling the holder to purchase 10% of our fully diluted Common Stock (upon giving effect to all securities issued upon the
Effective Date), at an exercise price of $7.20 per share, subject to adjustment for certain anti-dilutive events. If stockholders do not approve the increase in the number of authorized shares of Common Stock as described in Proposal No. 1 hereof, the Warrant will be exercisable for Series E Preferred Stock at any time after the earlier of (a) six months from the issue date or (b) the record date for a Distribution Event.

PROPOSAL NO. 1: APPROVAL OF AMENDMENT TO CHARTER

     On April 27, 2005, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Amendment") to the Certificate of Incorporation to
increase the number of authorized shares of our capital stock from 62,000,000 of which 60,000,000 are designated as Common Stock and 2,000,000 are designated as preferred stock to 120,000,000 shares of which 118,000,000 will be designated as
Common Stock and 2,000,000 will be designated as preferred stock. The Amendment requires the affirmative vote of a majority of all outstanding shares of Common
Stock and Special Preferred Stock. See Appendix A-1 hereto.

     As of May 20, 2005, 30,751,227 shares of Common Stock were issued and outstanding, 1,514,003 shares were reserved for issuance upon the conversion of outstanding shares of the Special Preferred Stock and stock options and
1,629,500 shares were reserved for future grants under the Company's existing stock option and incentive plans. Therefore, of the 60,000,000 shares of Common
Stock currently authorized by the Certificate of Incorporation, approximately
26,105,270 shares of Common Stock are presently available for general corporate purposes. As of May 20, 2005, one share each of the Series B Special Preferred
Stock, the Series C Special Preferred Stock and the Series D Special Preferred
Stock was issued and outstanding. As of June 2, 2005, 200 shares of the Series E
Preferred Stock had been authorized for issuance. SEE "RC AVIATION, LLC
TRANSACTIONS."

     Upon the consummation of the Joint Plan, we issued an aggregate of approximately 14,143,000 shares of Common Stock to creditors of Hawaiian in satisfaction of certain claims and we issued Series A Subordinated Convertible

                                       14

Notes convertible into 8,933,000 shares of Common Stock. We also issued Series B
Subordinated Convertible Notes convertible into 4,860,000 shares of Common
Stock, subject to stockholder approval as described below. In addition, we will need to have reserved for issuance 6,856,000 shares issuable upon the exercise of the Warrant. The Warrant is not initially exercisable for Common Stock because the Company does not have a sufficient number of authorized shares of
Common Stock unless and until it receives stockholder approval of the Amendment.
The Series B Subordinated Convertible Notes are not convertible into Common
Stock unless and until the Company receives stockholder approval of both the
Amendment and the convertibility feature of the Series B Subordinated
Convertible Notes described in Proposal No. 2 hereof. Therefore, we do not have sufficient shares of Common Stock available for any other purpose, including the exchange of the Warrant for the Common Stock Warrant described above in "RC
Aviation, LLC Transactions." In addition, if the 2005 Stock Incentive Plan described in Proposal No. 3 hereof is approved, we will need to have reserved an aggregate of 8,000,000 shares of Common Stock for the issuance of grants thereunder inclusive of 1,629,500 shares which are available under the existing plan.

     If the stockholder approval of Proposal No. 1 and Proposal No. 2 is not obtained by the third anniversary of the date of issuance, the Company will be required to either (i) pay a fee to the holders of the Series B Convertible
Subordinated Notes equal to 3% of the principal amount thereof or (ii) increase the rate of interest payable under the Series B Convertible Subordinated Notes to 10%.

     If the stockholder approval of Proposal No. 1 and Proposal No. 2 is not obtained by the third anniversary of the date of issuance, if the closing price of the Common Stock exceeds $4.35 (as adjusted pursuant to the Note Purchase
Agreement (the "Conversion Price") between the first anniversary and the third anniversary of issuance, the holders will have the right, by providing irrevocable notice to the Company, to require the Company to redeem the Series B
Subordinated Convertible Notes within thirty days of the third anniversary of issuance (or thereafter) at a price equal to the greater of (x) the face amount of the Series B Subordinated Convertible Notes and any interest accrued but not yet paid thereon and (y) the number of shares into which the Series B
Subordinated Convertible Notes would have been convertible times the market price of the Common Stock based upon a ten day average trading price at the time of such notice (the "Ten Day Average"). Following the third anniversary, if the closing price of the Common Stock exceeds the Conversion Price, the holders will have the right, by providing irrevocable notice to the Company within a specified period, to require the Company to redeem the Series B Subordinated
Convertible Notes at a price equal to the greater of (x) the face amount of the
Series B Subordinated Convertible Notes and any interest accrued but not yet paid thereon and (y) the number of shares into which the Series B Subordinated
Convertible Notes would have been convertible times the market price of the
Common Stock based upon the Ten Day Average.

     The additional shares of Common Stock to be authorized by adoption of the
Amendment would have rights identical to the currently outstanding Common Stock.
If the Amendment is approved, the Warrant issued to RC Aviation, which would otherwise have been exercisable for Series E Preferred Stock, will be automatically exchanged for the Common Stock Warrant and the Series B
Subordinated Convertible Notes will become convertible, subject to approval of
Proposal No. 2 hereof. Approval of the Amendment and issuance of the additional authorized Common Stock would not otherwise affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the
Amendment is not approved, the Warrant will be exercisable for Series E
Preferred Stock, as described above in "RC Aviation, LLC Transactions." In addition, if the Amendment is not approved, the 2005 Stock Incentive Plan will not become effective. Issuance of the Series E Preferred Stock would affect the rights of the holders of currently outstanding Common Stock insofar as holders of shares of Series E Preferred Stock would have priority rights with respect to payments made upon a Distribution Event. The Series E Preferred Stock ranks junior to the outstanding Special Preferred Stock with respect to dividends and distributions.

     The Board of Directors desires to have additional authorized shares of capital stock in order to have sufficient shares of Common Stock available for the exchange of the Warrant for the Common Stock Warrant and in order for the
Series B Subordinated Convertible Notes to become convertible (subject to the approval of Proposal No. 2 hereof), as well as for future business and financial purposes. The Board of Directors recommends the increase in authorized shares of capital stock in order to allow for the issuance of the Common Stock Warrant and the

                                       15

convertibility of the Series B Subordinated Convertible Notes (subject to the approval of Proposal No. 2 hereof) and to provide a sufficient reserve of shares for our present and future needs and growth. The increase in authorized shares would also allow for the issuance of an aggregate of 8,000,000 shares pursuant to grants under the 2005 Stock Incentive Plan, which is the subject of Proposal
No. 3 hereof, as well as enable the Common Stock Warrant to be exercised. The additional shares may be issued at the discretion of the Board of Directors without further stockholder approval (subject to certain provisions of Delaware law and the rules of the AMEX and PCX), in connection with the transactions described above and for various other general corporate purposes, including
(without limitation) raising capital and providing incentives to employees, officers, directors and other persons expected to provide significant services to us.

     The increase in the number of authorized shares of capital stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in our control without further action by the stockholders.
Shares of authorized and unissued capital stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in our control more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of capital stock or the stock ownership and voting rights of a person seeking to obtain control of the
Company.

     We are not presently aware of any pending or proposed transaction involving a change in our control, other than the transactions described in "Changes in
Control" below. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the number of shares of authorized capital stock is not prompted by any specific effort or takeover threat currently perceived by management.

INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

     Lawrence S. Hershfield ("Mr. Hershfield"), our Chairman of the Board, Chief
Executive Officer and President and a director of the Company and Randall L.
Jenson ("Mr. Jenson"), our Chief Financial Officer, Treasurer and Secretary and
a director of the Company, are executive officers of RC Aviation Management,
LLC, the managing member of RC Aviation. Upon approval of this Proposal, the
Warrant that RC Aviation received as a commitment fee and a funding fee for purchasing the Subordinated Convertible Notes will become exercisable for an aggregate of 10% of our fully diluted Common Stock. Further, the convertibility of the Series B Subordinated Convertible Notes held by members of RC Aviation including Messrs. Hershfield and Jenson, which is the subject of Proposal No. 2 hereof, will become effective.

     RC Aviation directly owns of record and beneficially ten million shares of
Common Stock. Mr. Hershfield, as the controlling member of RC Aviation
Management, LLC, has the power to vote the shares of Common Stock beneficially owned by RC Aviation and its members pursuant to agreements among the members.
Pursuant to a Stockholders Agreement between RC Aviation and AIP, RC Aviation has the power to vote the 2,159,403 shares of Common Stock owned by AIP. The
12,159,403 shares owned or controlled by RC Aviation and RC Aviation Management,
LLC represent approximately 40% of the outstanding Common Stock on the Record
Date. Messrs. Hershfield and Jenson also have an economic interest in RC
Aviation representing approximately 11% of the Common Stock and 11% of the
Warrant owned by RC Aviation. Therefore, Messrs. Hershfield and Jenson have an interest in the approval of this Proposal, given their interests in RC Aviation
Management, LLC and RC Aviation.

     In addition, all of the officers and directors of the Company have an interest in this Proposal insofar as approval of this Proposal will facilitate the approval of the 2005 Stock Incentive Plan, which is the subject of Proposal
No. 3 hereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 120,000,000 SHARES.

                                       16

PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE
INDICATED IN THE PROXY.

PROPOSAL NO. 2: APPROVAL OF CONVERTIBILITY FEATURE OF SERIES B SUBORDINATED
CONVERTIBLE NOTES

     As described above in "Financing Arrangements," we issued Series B
Subordinated Convertible Notes to members of RC Aviation which form a portion of the financing for the Joint Plan. The terms of the Series B Subordinated
Convertible Notes provide that, subject to stockholder approval of this Proposal
No. 2, they will be convertible into 4,860,000 shares of Common Stock on or after the first anniversary of the issuance date at an initial conversion price of $4.35 per share. Pursuant to AMEX regulations, stockholders must approve the convertibility feature of the Series B Subordinated Convertible Notes for the
following reasons. AMEX requires stockholder approval for any transaction involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. The Series A Subordinated Convertible Notes are convertible into
8,933,000 shares of Common Stock which constitutes 19.9% of the outstanding
Common Stock on the Effective Date, after giving effect to the 14,143,000 shares of Common Stock to be issued on the Effective Date in exchange for certain bankruptcy (aircraft leasing) claims against Hawaiian. The 4,860,000 shares issuable upon conversion of the Series B Subordinated Convertible Notes would cause us to exceed the 20% limitation referenced above. The Series B
Subordinated Convertible Notes conversion price of $4.35 per share represents a discount of 15% based upon a volume-weighted average market price of the
Company's Common Stock from May 2, 2005 through May 18, 2005, the date as of which such price was negotiated with the independent directors of the Company's board. Therefore, we must have stockholder approval of the convertibility feature of the Series B Subordinated Convertible Notes. In order for the convertibility feature of the Series B Subordinated Convertible Notes to become effective, stockholders must also approve the Amendment to increase the number of authorized shares of our capital stock, which is the subject of Proposal No.
1 hereof.

     The conversion price of the Series B Subordinated Convertible Notes was the product of negotiation between RC Aviation and representatives of the Special
Committee, consisting of the independent members of the Board. The Special
Committee has received fairness opinions from each of Houlihan and Imperial
Capital. The forms of such opinions are set forth in full as Appendix F and
Appendix G hereto, respectively. SEE "BACKGROUND INFORMATION FOR FOLLOWING
PROPOSALS -- FAIRNESS OPINIONS."

     The Board of Directors believes that it is in the best interests of the holders of the Common Stock to approve the convertibility feature of the Series
B Subordinated Convertible Notes because the terms of the financing were necessary for emergence of Hawaiian from bankruptcy and represented the most attractive financing available to the Company. The affirmative vote of a majority of the shares of Common Stock and Special Preferred Stock present at the Annual Meeting in person or by proxy, is necessary for the approval of the convertibility feature of the Series B Subordinated Convertible Notes.

INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

     Upon approval of this Proposal, the Series B Subordinated Convertible Notes held by members of RC Aviation will automatically become convertible into shares of our Common Stock. Mr. Hershfield and Mr. Jenson have an interest in the approval of this Proposal, given their interests in RC Aviation Management, LLC and RC Aviation, as described above in Proposal No. 1.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
PROPOSAL TO APPROVE THE CONVERTIBILITY FEATURE OF THE SERIES B SUBORDINATED
CONVERTIBLE NOTES. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS
TO THE CONTRARY ARE INDICATED IN THE PROXY.

                                       17

PROPOSAL NO. 3: APPROVAL OF 2005 STOCK INCENTIVE PLAN

     On April 27, 2005, the Board of Directors adopted, subject to stockholder approval, the 2005 Stock Incentive Plan of Hawaiian Holdings, Inc. (the "Plan").

     The Board of Directors adopted the Plan, rather than continuing to issue stock-based awards under the 1996 Stock Incentive Plan and the 1996 Nonemployee
Director Stock Option Plan (the "Existing Plans"), because the Existing Plans will expire in 2006 and there are only 1,629,500 shares of Common Stock available for issuance under the Existing Plans. In addition, the 1994 Stock
Option Plan, pursuant to which grants of stock options were made to officers and key employees of the Company, expired by its terms on September 12, 2004. The
Board of Directors believes that, like the Existing Plans, the Plan will further the interests of the Company and its stockholders by providing long-term performance incentives to those employees, non-employee directors, contractors and consultants of the Company who are largely responsible for the management, growth and protection of its business. The Plan will allow for the issuance of
8,000,000 shares of Common Stock, which includes the [1,629,500] shares to be rolled over from the Existing Plans and 6,370,500 additional shares of Common
Stock (the "Additional Shares"). Upon the approval of Proposal No. 3, the
Existing Plans will be superceded by the Plan. The affirmative vote of a majority of the shares of Common Stock and Special Preferred Stock present at the Annual Meeting, in person or by proxy, is necessary for the approval of the
Plan, which includes the rollover of [1,629,500] shares of Common Stock from the
Existing Plans and the Additional Shares. Unless such vote is received, the Plan will not become effective. In addition, the approval of the Amendment to increase the number of authorized shares of the Company's capital stock described in Proposal No. 1 hereof is necessary for the Plan to become effective and to include the Additional Shares contemplated for issuance. The complete text of the Plan is set forth in Appendix B hereto. The following description of the Plan is qualified in its entirety by reference to Appendix B:

     Administration; Eligibility; Shares Available for Issuance; Limitations on
Issuance. The Plan will be administered by the Compensation Committee. The
Compensation Committee is authorized from time to time to select and to grant awards under the Plan to such key employees, contractors and consultants of the
Company and its subsidiaries as the Compensation Committee, in its discretion, selects. The Compensation Committee is authorized to delegate any of its authority under the Plan (including the authority to grant awards) to such executive officers of the Company as it thinks appropriate and as permitted by
Rule 16B-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code
of 1986, as amended (the "Code").

     Shares granted under the Plan will be made available from unissued Common
Stock or from Common Stock held in treasury. The Existing Plans authorized the
Company to issue a total of 5,000,000 shares of Common Stock. As of May 20,
2005, 1,629,500 shares of Common Stock were available for issuance under the
Existing Plans. The aggregate number of shares of Common Stock issuable under the Plan is equal to that same 1,629,500 shares of Common Stock (which will be rolled over less any options issued after the date hereof under the 1996 Stock
Incentive Plan), plus the Additional Shares. The Plan also imposes the following limitations on awards issued under the Plan: (i) the maximum number of shares of
Common Stock that may be granted as awards to any participant in any fiscal year shall not exceed 1,500,000 shares; (ii) the maximum amount of cash or cash payments that may be granted as awards in any fiscal year shall not exceed
$100,000; and (iii) the maximum number of dividend rights that may be granted as awards to any participant in any fiscal year shall not exceed dividend rights with respect to 1,500,000 shares. The shares of Common Stock subject to the Plan and each limitation described above are subject to adjustment in the event of certain changes of capitalization as set forth in the section entitled
"Adjustments upon Changes in Capitalization" of the Plan.

     Options. The Plan authorizes the Compensation Committee to grant to participants options to purchase Common Stock, which may be in the form of a non-statutory stock option or, if granted to an employee, in the form of an
Incentive Stock Option (an "ISO"). The terms of all ISOs issued under the Plan will comply with the requirements of Section 422 of the Code. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. The Compensation
Committee will determine the time an option may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether an option will be granted in tandem with other awards.

                                       18

     Director Options. The Plan authorizes the Governance and Nominating
Committee to grant and administer director options. The Plan provides for formula grants of options to directors as described below. Each director who is not compensated as an executive officer receives an option to purchase 5,000 shares of Common Stock at the time of the first regularly scheduled Board meeting after such director is appointed to the Board. Each such director also receives an annual grant of an option to purchase 10,000 shares of Common Stock
(15,000 shares in the case of the Chairman of the Board) at the first regularly scheduled Board meeting of each fiscal year. The Plan authorizes the Governance and Nominating Committee to modify such formula grants.

     Stock Appreciation Rights. The Plan authorizes the Compensation Committee to grant to participants stock appreciation rights. A stock appreciation right entitles the grantee to receive upon exercise, the excess of (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) the fair market value of the Common Stock at the time the stock appreciation right was granted. The Compensation Committee will determine the time a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

     Deferred Stock Units. The Plan authorizes the Compensation Committee to grant to participants deferred stock units. A deferred stock unit is an award that entitles a participant to elect, at the discretion of the Compensation
Committee, to defer receipt of all or a portion of a bonus or a stock-based award or cash payment made pursuant to the Plan. No Common Stock will be issued at the time a deferred stock unit is granted. Rather, the Company will establish an account for the participant and will record in such account the number of deferred stock units granted to such participant (which units will be valued initially based upon the then-fair market value of the Common Stock). The
Compensation Committee will also determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock.

     Restricted Stock. The Plan authorizes the Compensation Committee to grant to participants restricted Common Stock with such restriction periods, restrictions on transferability, and performance goals as the Compensation
Committee may designate at the time of grant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period. Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock, representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock. If any such dividends are distributions paid in stock, the stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the stock has been distributed. Restricted stock will be forfeitable to the Company upon a participant's termination of employment during the applicable restricted period. The Compensation Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death, disability, retirement or otherwise of a participant.

     Cash Payments. The Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant cash payments to participants. These may be granted separately or as a supplement to any stock-based award.

     Dividend Rights. The Plan authorizes the Compensation Committee to grant dividend rights to participants, which rights entitle a participant to receive the dividends on Common Stock to which the participant would be entitled if the participant owned the number of shares of Common Stock represented by the dividend rights. Dividend rights may be granted separately or in tandem with any other awards. If a dividend right is granted in tandem with another award, it will lapse, expire or be forfeited simultaneously with the lapse, expiration or forfeiture of the other award. If the dividend right is granted separately, it will lapse, expire or be forfeited as the Compensation Committee determines.

                                       19

     Other Stock-Based Awards. To permit the Compensation Committee the flexibility to respond to future changes in compensation arrangements, the Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the
Compensation Committee to be consistent with the purposes of the Plan. The
Compensation Committee may determine the terms and conditions of such stock-based awards.

     Terms of Awards. The term of each award will be determined by the
Compensation Committee at the time each award is granted, provided that the terms of options, stock appreciation rights and dividend rights may not exceed ten years. Awards granted under the Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the
Compensation Committee may grant awards to participants (other than ISOs) that may be transferable without consideration to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

     Award Agreements. All awards granted under the Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the Plan as the Compensation Committee may specify. Award agreements are not required to contain uniform terms or provisions.

     Term of the Plan; Amendment and Adjustment. No awards may be granted under the Plan after April 27, 2015. The Plan may be terminated by the Board of
Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted. In addition, the Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Compensation
Committee's authority to grant awards under the Plan without the consent of the
Company's stockholders or participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Plan may be considered to be a "nonqualified deferred compensation plan" under newly enacted Section
409A of the Code. Therefore, it is expected that the Board of Directors will exercise its authority to amend the Plan to comply with forthcoming rules implementing Section 409A of the Code, and those amendments are not likely to require approval by the Company's stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Each of our directors who is not compensated as an executive officer
(including Mr. Jenson, our Chief Financial Officer, Treasurer and Secretary)
will receive options for 10,000 shares on an annual basis, with the exception of the Chairman of the Board (Mr. Hershfield) who will receive options for 15,000 shares on an annual basis. Upon joining the Board, each new director who is not compensated as an executive officer will receive options for 5,000 shares.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments.

     ISOs. A participant who is granted an ISO will not recognize any compensation income upon the grant or exercise of the ISO. However, upon exercise of the ISO, the excess of the fair market value of the shares of the
Common Stock on the date of exercise over the option exercise price will be an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax.
If an optionee holds the Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant of the ISO and at

                                       20

least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Common Stock will be taxed as capital gain. If the optionee disposes of the Common Stock acquired pursuant to the exercise of an ISO before satisfying these holding periods (a so-called "disqualifying disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income recognized on a disqualifying disposition generally will equal the amount by which the fair market value of the Common Stock on the exercise date or the amount realized on the sale of the Common Stock (whichever is less) exceeds the exercise price. The balance of any gain (or any loss) realized upon a disqualifying disposition will be long-term or short-term capital gain (or loss), depending upon whether the Common Stock has been held for more than one year following the exercise of the ISO. If an optionee (with the authorization of the Compensation Committee) pays the exercise price of an ISO in whole or in part with previously-owned shares of Common Stock that have been held for the requisite holding periods, the optionee will not recognize any compensation income, or gain or loss upon the delivery of shares of Common Stock in payment of the exercise price. The optionee will have a carryover basis and a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered to the Company. The basis in the number of shares of Common Stock received in excess of the number of shares delivered to the Company will be equal to the amount of cash (or other property), if any, paid on the exercise. The holding period of any shares received in excess of the number of shares delivered to the Company will begin on the date the ISO is exercised. Where an optionee pays the exercise price of an ISO with previously-owned shares of Common Stock that have not been held for the requisite holding periods, the optionee will recognize compensation income
(but not capital gain) when the optionee delivers the previously-owned shares in payment of the exercise price under the rules applicable to disqualifying dispositions. The optionee's basis in the shares received in exchange for the previously-owned shares delivered will be equal to the optionee's basis in the previously-owned shares delivered, increased by the amount included in gross income as compensation income, if any. The optionee will have a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered. The optionee's tax basis for the number of new shares received will be zero, increased by the amount of cash
(or other property) paid, if any, on the exercise. The holding period of the new shares received will begin on the date the ISO is exercised. For purposes of the special holding periods relating to ISOs, the holding periods will begin on the date the ISO is exercised. The Company will not be entitled to any tax deduction upon the grant or exercise of an ISO or upon the subsequent disposition by the optionee of the shares acquired upon exercise of the ISO after the requisite holding period. However, if the disposition is a disqualifying disposition, the
Company generally will be entitled to a tax deduction in the year the optionee disposes of the Common Stock in an amount equal to the compensation income recognized by the optionee.

     Non-statutory Stock Options. A participant who is granted a non-statutory stock option will not recognize any compensation income upon the grant of the option. However, upon exercise of the option, the difference between the amount paid upon exercise of the option (which would not include the value of any previously-owned shares delivered in payment of the exercise price) and the fair market value of the number of shares of Common Stock received on the date of exercise of the option (in excess of that number, if any, of the previously-owned shares delivered in payment of the exercise price) will be compensation income to the optionee. The shares of Common Stock received upon exercise of the option which are equal in number to the optionee's previously-owned shares delivered will have the same tax basis as the previously-owned shares delivered to the Company, and will have a holding period that will include the holding period of the shares delivered. The new shares of
Common Stock acquired upon exercise will have a tax basis equal to their fair market value on the date of exercise, and will have a holding period that will begin on the day the option is exercised. In the case of an optionee who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company generally will be entitled to a tax deduction in the year the option is exercised in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition by an optionee of the Common Stock acquired upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's tax basis in the Common Stock sold, which will be long-term or short-term, depending on the period for which the Common Stock was held.

     Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize any compensation income upon grant. At the time the stock appreciation right is exercised, however, the participant will recognize compensation income equal to the amount of cash and the fair market value of any Common Stock received. In the case of a participant who is or was an employee, this compensation income will be subject to

                                       21

income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the stock appreciation right is exercised in an amount equal to the compensation income recognized by the participant.

     Deferred Stock Units. A participant who is granted a deferred stock unit will not recognize any compensation income upon grant. The participant will recognize compensation income equal to the amount of cash and the fair market value of the Common Stock delivered to the participant in settlement of the deferred stock units. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the deferred stock unit is settled in an amount equal to the compensation income recognized by the participant.

     Restricted Stock. A participant who is granted restricted stock which is
"nontransferable" and subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, will not, unless the participant makes the election described below, recognize any income upon the receipt of the Common
Stock. However, at the times at which Common Stock is first transferable or the risk of forfeiture expires, the participant will recognize compensation income on the then fair market value of Common Stock. Furthermore, while the Common
Stock remains restricted, any dividends paid on the Common Stock will be treated as compensation income to the participant and will be deductible by the Company as a compensation expense. A participant who is granted restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to
have the Common Stock received taxed as compensation income on the date granted, with the result that any future appreciation (or depreciation) in the value of the shares of Common Stock granted will be taxed as capital gain or loss upon a subsequent sale or exchange of the shares. A Section 83(b) Election must be made within 30 days of the date the restricted stock is granted. Any compensation income a participant recognizes from a grant of restricted stock will be subject to income and employment tax withholding. The Company will be entitled to a deduction in the same amount and in the same year as the compensation income recognized by the participant.

     Cash and Dividend Payments. A participant will recognize compensation income upon receipt of any cash pursuant to any award, including as a dividend right. If the participant is an employee of the Company, the cash payment will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction for the payment in an amount equal to the compensation income recognized by the participant.

     Parachute Payments. All or part of an award which becomes payable or which vests by reason of a change of control may constitute an "excess parachute payment" within the meaning of Section 280G of the Code. The amount of the award received by a participant constituting an excess parachute payment would be subject to a 20% non-deductible excise tax, and that amount of compensation income would not be deductible by the Company.

     Certain Limitations on Deductibility of Executive Compensation. Section
162(m) of the Code generally disallows a tax deduction for the annual compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers of a company. Compensation which qualifies as performance-based compensation is not included in applying this limitation. Under the Plan, the Compensation Committee may, but is not
required to, grant awards that satisfy the requirements to constitute performance-based compensation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE. PROXIES
WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE
INDICATED IN THE PROXY.

PROPOSAL NO. 4: ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven (7) directors, four (4)
of whom are independent directors. The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson ("Mr. Anderson"), Mr. Bert T. Kobayashi,
Jr. ("Mr. Kobayashi"), Mr. Donald J. Carty ("Mr. Carty") and Admiral Thomas B.
Fargo ("Admiral Fargo") are independent as defined by the listing standards of the AMEX, the PCX and the applicable rules of the

                                       22

Securities and Exchange Commission ("SEC"). On the Effective Date, Mark
Dunkerley, who has been the President and Chief Operating Officer of
Hawaiian ("Mr. Dunkerley"), was appointed to the Board of Directors.

     Seven (7) directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of
Directors has nominated Mr. Hershfield, Mr. Jenson, Mr. Anderson, Mr. Kobayashi,
Mr. Carty, Admiral Fargo and Mr. Dunkerley for election to the Board at the
Annual Meeting. All of the nominees, are currently members of the Board of
Directors, and all of the nominees have agreed to being named in this Proxy
Statement and to continue to serve if elected. In the event that any of the nominees is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee's biographical information below.

INFORMATION REGARDING DIRECTOR NOMINEES

     The name, age, present principal occupation or employment and five-year employment history of each of the director nominees are set forth below. Each is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 12730 High Bluff Drive, Suite 180, San Diego, CA
92130 and the telephone number at that address is (858) 523-0219.

                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
      NAME AND AGE           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
      ------------           --------------------------------------------------
Lawrence S. Hershfield, 48  Mr. Hershfield has been the Chairman of our Board of
                            Directors since July 2004. Mr. Hershfield was
                            appointed as our Chief Executive Officer and
                            President on June 14, 2004. He has been the Chief
                            Executive Officer of Ranch Capital, LLC, which he
                            founded to pursue investments in undervalued or
                            distressed assets of companies, since October 2002.
                            Since June 2004, he has been the Chief Executive
                            Officer and President of RC Aviation Management,
                            LLC, the managing member of RC Aviation. From August
                            2001 to September 2002, he was Chief Executive
                            Officer and a Director of FINOVA Group Inc., a
                            financial services company. From February 2001 to
                            August 2001, Mr. Hershfield was Berkadia's Liaison
                            to FINOVA. Berkadia is a joint venture formed by
                            Leucadia National Corporation and Berkshire Hathaway
                            to oversee and fund FINOVA's reorganization. From
                            1996 to 1998, Mr. Hershfield served as Chief
                            Executive Officer, President and as a director of
                            Pepsi International Bottlers. From 1995 to September
                            2002, Mr. Hershfield was President of Leucadia
                            International Corporation, a wholly-owned subsidiary
                            of Leucadia National Corporation. Mr. Hershfield
                            received a B.S. in Biology from Bucknell University
                            (1977) and has an M.B.A. from Stanford University
                            Graduate School of Business (1981).

Randall L. Jenson, 37       Mr. Jenson has been a member of our Board of
                            Directors since July 2004. Mr. Jenson was appointed
                            as our Chief Financial Officer, Treasurer and
                            Secretary on June 14, 2004. He is co-founder and
                            Managing Director of Ranch Capital, LLC, which was
                            formed in 2002 to pursue investments in undervalued
                            or distressed assets of companies. Since June 2004,
                            he has been the Vice President and Secretary of RC
                            Aviation Management, LLC, the managing member of RC
                            Aviation. From May 1997 to October 2002, he served
                            in various capacities in or at the direction of
                            Leucadia National Corporation. From August 1999 to
                            April 2002, Mr. Jenson served as the President and
                            Chief Executive Officer of American Investment Bank
                            N.A., a wholly-owned subsidiary of Leucadia National
                            Corporation. He served as a director of the bank
                            from August 1998 to April 2002, and from May 1997 to
                            August 1999, served as Senior Vice President. Mr.
                            Jenson received a B.A. in Accounting

                                       23

                            from the University of Utah (1991), and has an
                            M.B.A. from Harvard University, Graduate School of
                            Business Administration (1997).

Gregory S. Anderson, 48     Mr. Anderson has been a member of our Board of
                            Directors since 2002. Since 2004, Mr. Anderson has
                            been chairman, president and chief executive officer
                            of Valley Commerce Bank Corporation and Valley
                            Commerce Bank, a commercial bank located in Phoenix,
                            Arizona. From 2002 to 2004, he was president, chief
                            executive officer and managing general partner of
                            Glendora Hospital Partners and Glendora Holdings, a
                            senior housin management and development company.
                            From 1998 to 2002, he was president and chief
                            executive officer of Quality Care Solutions Inc., an
                            Arizona corporation that is a leading provider of
                            healthcare payer software solutions. From 1985 to
                            1998, Mr. Anderson was general manager of El Dorado
                            Investment Company, Arizona's then largest venture
                            capital company. Mr. Anderson has served on numerous
                            boards of both public and private companies.
                            Currently, Mr. Anderson is a director of Sun
                            Healthcare, Inc. Valley Commerce Bank and several
                            civic boards. He is also the general partner of
                            Glendora Holdings. Mr. Anderson has a B.S. in
                            Finance from Arizona State University (1979) and has
                            been certified by the Center for Executive
                            Development at Stanford University School of
                            Business. Mr. Anderson serves as a member of the
                            Audit Committe and the Governance and Nominating
                            Committee of the Board of Directors.

Bert T. Kobayashi, Jr., 64  Mr. Kobayashi has been a member of our Board of
                            Directors since December 2004. Mr. Kobayashi is
                            senior partner of the law firm of Kobayashi, Sugita
                            & Goda in Honolulu, Hawaii. He currently is director
                            of the First Hawaiian Bank (1974 to present) and
                            BancWest Corporation (1998 to present). Mr.
                            Kobayashi also was a member of the Board of
                            Directors of Western Airlines (from 1976 to 1986,
                            when it was sold to Delta Airlines) and on the Board
                            of Directors of Schuler Homes (from 1992 to 2001,
                            when it merged with Western Pacific). He formerly
                            sat as chairman of the State of Hawaii Judicial
                            Selection Commission and currently is the President
                            of the University of Hawaii Athletic Foundation. Mr.
                            Kobayashi has a J.D. from Hastings College of Law an
                            a B.A. from the University of Hawaii and Gettysburg
                            College. Mr. Kobayashi serves as a member of the
                            Audit Committee, the Governance and Nominating
                            Committee and the Compensation Committee of the
                            Board of Directors.

Donald J. Carty, 57         Mr. Carty has been a member of our Board of
                            Directors since July 2004. Mr. Carty is the former
                            Chairman of the Board and Chief Executive Officer of
                            AMR Corporation, positions he held from 1998 until
                            April 2003. From 1998 to 2002, Mr. Carty also held
                            the position of President of AMR Corporation. From
                            1995 to 1998, he was President of American Airlines,
                            Inc., a subsidiary of AMR Corporation. Mr. Carty
                            held other executive level positions with AMR
                            Corporation, American Airlines, Inc. or their
                            subsidiaries from 1978 to 1995. Mr. Carty is also a
                            director of Dell Inc., Sears, Roebuck and Co., CHC
                            Helicopter Corp., and Solutioninc Technology LTD.
                            Mr. Carty is graduate of Queen's University in
                            Kingston, Ontario, and of the Harvard University
                            Graduate School of Business Administration. Mr.
                            Carty serves as Chairman of the Audi Committee and a
                            member of the Governance and Nominating Committee
                            and the Compensation Committee of the Board of
                            Directors.

Thomas B. Fargo, 56         Admiral Fargo has been a member of our Board of
                            Directors since March 2005. Admiral Fargo recently
                            retired as Commander U.S. Pacific Command, at Camp
                            H.M. Smith, Hawaii In that position, he was the
                            senior U. S. Military commander in the Pacific and
                            Indian Ocean areas, where he directed Army, Navy,
                            Marine Corps and Air Force operations. He also
                            commanded the United States Fifth Fleet and Naval
                            Forces of the Central Command during two years of
                            Iraqi contingency operations from July 1996 to July

                                       24

                            1998 and served as the 29th Commander-in-Chief of
                            the U.S. Pacific Fleet. Admiral Fargo is also a
                            member of the Board of Directors of Hawaiian
                            Electric Industries and the Board of Governors of
                            Iolani School. He has accepted the chairmanship of
                            Loea Corporation and Sago Systems, which are both
                            subsidiaries of Trex Enterprises Corporation of San
                            Diego, CA. Admiral Fargo is a graduate of the United
                            States Naval Academy. Admiral Fargo serves as a
                            member of the Compensation Committee of the Board of
                            Directors.

Mark Dunkerley, 41          Mr. Dunkerley will have been a member of our Board
                            of Directors since the Effective Date. He became the
                            President and Chief Operating Officer of Hawaiian
                            effective as o December 2002 and the president and
                            chief operating officer of the Company in February
                            2003. He resigned as the president and chief
                            operating officer of the Company following the
                            Chapter 11 Filing and the appointment of the
                            Trustee. From August 2001 until March 2002, he was
                            the chief operating officer of the Sabena Airlines
                            Group located in Brussels, Belgium. In October 2001,
                            Sabena Airlines Group filed for the Belgian
                            equivalent of bankruptcy and began its liquidation
                            process in November 2001. In 2001, Mr. Dunkerley
                            served as a consultant with the Roberts Roach firm,
                            which specializes in providing strategic and
                            economic consulting services to the aviation
                            industry. From 1999 to 2000, Mr. Dunkerley was
                            president, chief operating officer and a member of
                            the board of directors of Worldwide Flight Services,
                            one of the largest providers of ground services to
                            airlines including baggage and passenger check-in
                            handling at airports worldwide. From 1989 to 1999,
                            Mr Dunkerley worked for British Airways, where he
                            held a variety of management position including,
                            most recently, as senior vice president for British
                            Airways' Latin Americ and Caribbean division from
                            1997 to 1999.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

     The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is rotated among the independent directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section
16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2004, except that Mr. Kobayashi did not timely file a Form 3 in connection with his appointment as director in December 2004. This filing was made on March 11, 2005.

MEETINGS OF THE BOARD AND COMMITTEES

     The Board of Directors has established the following committees: the Audit
Committee, the Governance and Nominating Committee and the Compensation
Committee. On March 8, 2005, the Board of Directors adopted written charters for the Governance and Nominating and Compensation Committees, as well as an Amended and Restated Charter for the Audit Committee, which are included as Appendices
C, D and E, respectively, hereto. Copies of these documents are also available upon written request to the Secretary of Hawaiian Holdings, Inc. at 12730 High
Bluff Drive, Suite 180, San Diego, CA 92130-2075 or by calling (858) 523-0219.
The Board held 15 formal meetings during the year ended December 31, 2004. Each director attended at least 75% of the meetings of the Board and Committee meetings that he was obligated to attend. Our policy regarding attendance at
Board

                                       25

meetings is that we expect directors to make every effort to attend all Board meetings, recognizing that scheduling difficulties may at times arise. We did not hold an annual meeting during the year ended December 31, 2004.

Communications with the Board of Directors

     Stockholders may send communications to the Board of Directors at the following address: 12730 High Bluff Drive, Suite 180, San Diego, California
92130, specifying whether the communication is directed to the entire Board of
Directors, the independent directors or to a particular director.

Audit Committee

     We have established a standing Audit Committee in accordance with Section
3(a)(58)(A) of the Exchange Act. The Audit Committee has three members: Mr.
Carty, who was appointed to the Audit Committee as its chairman on August 23,
2004, Mr. Anderson and Mr. Kobayashi, who was appointed to the Audit Committee in December 2004. Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of our independent auditors. Its principal functions are to: (i)
oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii)
monitor the performance of the internal auditors, if any, and the independence, qualifications and performance of the independent auditors and pre-approve services provided by the independent auditors. The Board of Directors has determined that all of the members of the Audit Committee are independent, as that term is used under applicable rules of the SEC, the AMEX and the PCX. The
Board has also determined that Mr. Carty satisfies the criteria set forth in
Item 401(h) of Regulation S-K promulgated under the Exchange Act to serve as the
"audit committee financial expert" on the Audit Committee. The Audit Committee met one time in 2004.

     On June 18, 2003, Ernst & Young LLP ("Ernst & Young") resigned as our auditors, although Ernst & Young remained as the auditors for Hawaiian. We re-engaged Ernst & Young as our auditors on January 13, 2005. In light of the
Chapter 11 Filing, the appointment of the Trustee, and our prior dependence on
Hawaiian's resources for carrying out our operations, we were not able to engage an audit firm after June 18, 2003 and prior to January 13, 2005. Given the foregoing, subsequent to the Chapter 11 Filing, the Audit Committee has had few
functions to perform during the periods in which we were unable to file periodic reports with the SEC. As previously disclosed, we have also received notification from the AMEX that we are not in compliance with certain continued
listing standards including with respect to maintenance of an independent audit committee. We have continued to work with the AMEX to address matters related to our continued listing pending resolution of the Chapter 11 Filing. On January
21, 2005, the AMEX notified us that the AMEX would continue listing the Common
Stock, so long as we take certain actions, including filing all delinquent periodic reports with the SEC on or before the date that our 2004 Form 10-K is due, and holding an annual meeting of stockholders as soon as practicable. On
March 17, 2005, we filed a Form 12b-25, notifying the SEC that we would make a late filing of our Annual Report on Form 10-K. We filed our Annual Report and first, second and third Quarterly Reports for 2004 on March 31, 2005. We filed our Annual Report and second and third Quarterly Reports for 2003 on April 1,
2005.

     On March 30, 2005, the Audit Committee issued the following report:

                             HAWAIIAN HOLDINGS, INC.
                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors reviews the Company's financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations. Each of the three Audit Committee members satisfies the definition of independent director as established in the AMEX and PCX Listing Standards and applicable SEC regulations. All members are financially literate and at least one member of the
Audit Committee has accounting or related financial management expertise, as that term is used in applicable SEC regulations and PCX listing standards, and is financially sophisticated, as that term is used in the

                                       26

AMEX listing standards. The Board of Directors has determined that Mr. Carty meets the SEC's criteria for Audit Committee financial experts.

     The Audit Committee has reviewed the audited financial statements of the
Company and discussed such statements with management. The Audit Committee has discussed with Ernst & Young, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing
Standards No. 61 (Communication with Audit Committees - AU Section 380).

     The Audit Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence
Discussions with Audit Committees), and discussed with Ernst & Young its independence.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and be filed with the SEC. The Audit Committee also appointed Ernst & Young to serve as the Company's independent auditors for the year 2005.

     This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

AUDIT COMMITTEE:          DONALD J. CARTY, CHAIR
                          BERT T. KOBAYASHI, JR.
                          GREGORY S. ANDERSON

                                                       March 30, 2005

Governance and Nominating Committee

     On November 30, 2004, the Board appointed Messrs. Anderson and Carty as the
Governance and Nominating Committee of the Board. On March 8, 2005, Mr.
Kobayashi was added as a member of the Governance and Nominating Committee. The principal functions of the Governance and Nominating Committee are to: (i)
monitor and oversee matters of corporate governance, including the evaluation of
Board performance and processes and the independence of directors, and (ii)
identify, select, evaluate and recommend to the Board qualified candidates for election or appointment to the Board. The Board has determined that all of the members of the Governance and Nominating Committee are independent, as that term is used under applicable rules of the SEC, the AMEX and the PCX.

     The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board. The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. Stockholders should submit the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to the Governance and Nominating
Committee in care of the Secretary of the Company at 12730 High Bluff Drive,
Suite 180, San Diego, CA 92130 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person. We do not pay any fees to any third parties for assisting us with nominations and evaluations of candidates for director, nor do we obtain such services from third parties.

                                       27

     The Governance and Nominating Committee recommends to the Board of
Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee also recommends to the Board of Directors the amount and form of compensation payable to the directors and will approve the grant of awards to directors under the 2005 Stock
Incentive Plan submitted to stockholders for approval in Proposal No. 3 hereof.
In addition, the Governance and Nominating Committee is responsible for overseeing the implementation of, and periodically reviewing, our Corporate
Governance Guidelines. The Governance and Nominating Committee met one time during 2004.

Compensation Committee

     The Compensation Committee consists of three members: Mr. Carty, Mr.
Kobayashi and Admiral Fargo, who were all appointed on March 8, 2005. The Board has determined that all of the members of the Compensation Committee are independent, as that term is used under applicable rules of the SEC, the AMEX and the PCX. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies. The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers' compensation based on the evaluations. The
Compensation Committee will also administer the 2005 Stock Incentive Plan submitted to stockholders for approval in Proposal No. 3 hereof and will approve the grant of awards to employees, contractors and consultants under the Plan.
The Compensation Committee did not meet during 2004.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
PROPOSAL TO ELECT THE SEVEN DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF
DIRECTORS. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE
CONTRARY ARE INDICATED IN THE PROXY.

                                  COMPENSATION

     The following Summary Compensation Table sets forth certain information regarding compensation paid for the last three fiscal years to our "named executive officers," who were our chief executive officers during fiscal year
2004 and our only other executive officer during fiscal year 2004 (collectively, our "named executive officers"). We have not paid our executive officers any compensation subsequent to the Chapter 11 Filing in March 2003.

     Following the Chapter 11 Filing and the appointment of the Trustee, all our then-existing executive officers who previously held similar positions at both the Company and Hawaiian, with the exception of Mr. Adams (who was our Chief
Executive Officer from May 2002 to June 2004), resigned from their positions at the Company.

                                       28

                           SUMMARY COMPENSATION TABLE


                                                                    ANNUAL COMPENSATION
                                                            ------------------------------------
                                                                                    OTHER ANNUAL                    ALL OTHER
                                                                            BONUS   COMPENSATION     LONG TERM     COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR        SALARY ($)      ($)         ($)        COMPENSATION       ($)
--------------------------------                -------     -----------     -----   ------------    ------------   ------------

Lawrence S. Hershfield(1)                        2004             --         --          --              --             --

President and Chief Executive Officer            2003             --         --          --              --             --

                                                 2002             --         --          --              --             --

Randall L. Jenson(2)                             2004             --         --          --              --             --

Chief Financial Officer,                         2003             --         --          --              --             --

Treasurer and Secretary                          2002             --         --          --              --             --

John W. Adams (3)                                2004             --         --          --              --             --
Chairman of the Board,                           2003        600,000         --          --              --             --
Chief Executive Officer and President            2002        525,000         --          --              --             --


(1)  On June 14, 2004, Mr. Hershfield was appointed President and Chief
     Executive Officer of the Company. Mr. Hershfield did not receive any compensation during 2004.

(2)  On June 14, 2004, Mr. Jenson was appointed Chief Financial Officer,
     Treasurer and Secretary of the Company. Mr. Jensen did not receive any compensation during 2004.

(3)  On June 14, 2004, Mr. Adams resigned from all of his executive officer positions with the Company. Mr. Adams' annual salary was $600,000. Since the Chapter 11 Filing, however, Mr. Adams has not collected any salary from
     us.

OPTION GRANTS IN LAST FISCAL YEAR

     During fiscal year 2004, no options were granted to any of the named executive officers under any option or incentive plan or otherwise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth for each of our named executive officers (i)
the aggregated options exercised in the last fiscal year, (ii) the number of shares underlying unexercised options at December 31, 2004 and (iii) the option values of unexercised in-the-money options at December 31, 2004.

                                       29

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUE



                                                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED IN-
                                   SHARES                         UNDERLYING UNEXERCISED                 THE-MONEY OPTIONS AT
                                  ACQUIRED                      OPTIONS AT FISCAL YEAR-END (#)           FISCAL YEAR-END ($)(1)
                                     ON           VALUE       ---------------------------------   ---------------------------------
NAMED EXECUTIVE OFFICERS         EXERCISE(#)    REALIZED($)   EXERCISABLE         UNEXERCISABLE   EXERCISABLE         UNEXERCISABLE
------------------------         -----------    -----------   -----------         -------------   -----------         -------------

Lawrence S. Hershfield               --            --             --                   --              --                   --
Randall L. Jenson                    --            --             --                   --              --                   --
John W. Adams                        --            --          250,000(2)              --               0                   --


-------------------------------

(1)  The market price per share at December 31, 2004 was $6.83 per share.

(2)  According to a Schedule 13D filed by AIP, Mr. Adams and Jeffrey A. Smith on
     June 23, 2004, Mr. Adams entered into a privately negotiated transaction on
     June 21, 2004 pursuant to which he agreed to sell the 24,005 shares of
     Common Stock held in his individual capacity and, as soon as legally permitted, the remaining 250,000 shares of Common Stock represented by stock options held by him.

LONG-TERM INCENTIVE PLANS

     We did not grant awards to the named executive officers under any long-term incentive plan in the last fiscal year.

COMPENSATION OF DIRECTORS

     On March 24, 2005, the Board adopted a compensation policy for directors who are not compensated as executive officers, effective January 1, 2005, whereby each such director receives an annual retainer of $30,000 plus $1,500 for each meeting of the Board that he attends in person and $500 for each meeting he attends telephonically. The chairman of the Audit Committee receives an annual retainer of $10,000 and the chairmen of the Governance and Nominating
Committee and the Compensation Committee each receive an annual retainer of
$2,000. Upon joining the Board, each new director who is not compensated as an executive officer will receive options for 5,000 shares. In addition, each such director will receive options for 10,000 shares on an annual basis, with the exception of the Chairman of the Board who will receive options for 15,000 shares on an annual basis. All options shall have a fair market value on the date of grant, a ten year term and a vesting schedule of three years. Option grants shall begin subject to the approval by stockholders of the Plan, as described in Proposal No. 3 hereof.

     Nonemployee directors are eligible to receive stock options under the terms of the 1996 Nonemployee Director Stock Option Plan. At its discretion, the
Compensation Committee of the Board, acting pursuant to that plan, may grant stock options to nonemployee directors under the terms of the plan. Upon approval of Proposal No. 3 hereof, the 1996 Nonemployee Director Plan will be superceded by the Plan. During fiscal year 2004, no such options were granted.

     During fiscal year 2004, we did not pay our directors any fees for services on the Board or any committees of the Board.

                                       30

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     We are not party to any employment agreements or change-in-control arrangements with our executive officers.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

     Components of executive compensation would include annual base salary, specific contractual provisions that vary per officer (including term, benefits and fringes), incentive bonuses, and grants of options under our option plans.
The annual base salary for an executive officer is generally negotiated at the beginning of employment and reviewed on a regular basis in comparison to industry compensation levels, the need to attract talented executives to Hawaii and specific performance objectives. The award of bonuses, if awarded, is generally related to achievement of performance objectives. The grant of options is generally incentive-based related to individual performance and to our profitability.

     As noted above, none of our current executive officers received any compensation during 2004, although no determinations have yet been made for
2005.

COMPENSATION OF CHIEF EXECUTIVE OFFICERS

     Mr. Hershfield has not received any compensation during fiscal year 2004.
Mr. Adams' compensation determination for fiscal year 2003 was based primarily on the responsibilities and role that he assumed in the day-to-day management of the Company. Mr. Adams received an increase to his base salary from $400,000 to
$600,000 effective May 1, 2002. As noted, Mr. Adams resigned as Chief Executive
Officer on June 14, 2004. Mr. Adams was not paid any salary by the Company subsequent to the Chapter 11 Filing.

     During 2004, we did not pay any cash compensation to our executive officers for their services as executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Mr. Carty, Mr. Kobayashi and
Admiral Fargo. Edward Z. Safady, Reno F. Morella and Thomas J. Trzanowski served on the Compensation Committee of our Board during fiscal year 2004, prior to their resignations from the Board in June 2004. No other member of our Board or other person served on the Compensation Committee during fiscal year 2004. Reno
F. Morella was an employee of Hawaiian during fiscal year 2004. Edward Z. Safady and Thomas J. Trzanowski are employees and/or directors of Liberty Bank. Mr.
Adams, who was Chairman and Chief Executive Officer of the Company and the sole managing member of AIP, which was, prior to June 14, 2004, our controlling stockholder, is president and serves as a director of a holding company that has a majority ownership interest in Liberty Bank.

     Mr. Carty has purchased Common Stock at a discount from us as described in the section of this Proxy Statement entitled "Certain Relationships and Related
Transactions."

                             HAWAIIAN HOLDINGS, INC.
                          COMPENSATION COMMITTEE REPORT

     On March 8, 2005, the Board of Directors appointed Mr. Carty, Mr.
Kobayashi, and Admiral Fargo to the Compensation Committee and adopted a charter for the Compensation Committee. The Company did not have a fully functioning
Compensation Committee during 2004. Since the Chapter 11 Filing, the appointment of the Trustee and the resignations of the named executive officers, each of which is described above, the Compensation Committee has not performed any substantial functions. Moreover, none of the Company's officers or directors have received any compensation since the Chapter 11 Filing. Notwithstanding the foregoing, the Compensation Committee is charged with making compensation recommendations to the Company's full Board for its executive officers whose titles include chairman, vice chairman, president, chief operating officer, all executive and senior

                                       31

vice presidents and our corporate secretary, along with recommendations for bonuses, deferred compensation and stock option plans.

     No compensation was paid to the executive officers of the Company during
2004. In determining executive compensation, the Compensation Committee would generally review such general factors as profitability, operational integrity and customer satisfaction, and take into consideration the executives'
accomplishment of specific projects. The Compensation Committee, in considering appropriate compensation levels, expects to consider marketplace compensation data of other comparable U.S. airlines in order to provide compensation packages that are capable of attracting and retaining exceptional executives.

COMPENSATION COMMITTEE:      Donald J. Carty
                             Bert T. Kobayashi, Jr.
                             Thomas B. Fargo

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on our
Common Stock, the S&P 500 Index and our selected peer issuer index from December
31, 1999 to December 31, 2004. The peer issuers we have selected are AirTran
Holdings Inc. (formerly Valujet Inc.), Alaska Air Group Inc., America West
Holding Corporation, Atlantic Coast Airlines Holdings, Inc., and Southwest
Airlines Co. The comparison assumes $100 was invested on December 31, 1999 in our Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes. We have paid no dividends on our
Common Stock.

                                 [CHART OMITTED]

     The stock performance depicted in the graph above is not to be relied upon as indicative of future performance. The stock performance graph shall not be deemed to be incorporated by reference into any of our filings under the
Securities Act or the Exchange Act, except to the extent that we specifically incorporate the same by reference, nor shall it be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the beneficial ownership, both direct and indirect, reported to us as of May 20, 2005 of our Common Stock and Special
Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than
5% of our Common Stock and Special Preferred Stock, for our directors and director nominees, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below

                                       32

who owned beneficially more than 5% of the outstanding shares of our Common
Stock or Special Preferred Stock as of May 20, 2005. The table is based on
[30,751,227] shares of Common Stock and one share each of Series B Special
Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred
Stock outstanding as of May 20, 2005.

     RC Aviation distributed certain bankruptcy aircraft leasing claims to its members who funded the purchase price of those claims prior to the confirmation of the Joint Plan. Holders of such claims were entitled to receive cash equal to fifty percent (50%) of the claims and shares of Common Stock equal to fifty percent (50%) of the claims. The holders of such claims purchased the
Subordinated Convertible Notes in exchange for the release and surrender to the
Company of certain bankruptcy claims held by them for which they would have been entitled to cash. It is currently expected that such RC Aviation members will not constitute a group or otherwise act in concert following such distribution.



                                               NUMBER OF SHARES OF
                                               COMMON AND SPECIAL                         PERCENT AND CLASS OF
NAME AND ADDRESS OF                             PREFERRED STOCK                    COMMON AND SPECIAL PREFERRED STOCK
BENEFICIAL OWNER                               BENEFICIALLY OWNED                          BENEFICIALLY OWNED
-------------------                            -------------------                 ----------------------------------

RC Aviation, LLC                                  12,159,403(1)(2)                        39.5% of Common Stock

c/o Ranch Capital LLC
12730 High Bluff Drive
Suite 180
San Diego, CA 92130

RC Aviation Management LLC                        12,159,403(1)(2)                        39.5% of Common Stock

c/o Ranch Capital LLC
12730 High Bluff Drive
Suite 180
San Diego, CA 92130

Lawrence S. Hershfield                            12,199,403(1)(2)                        39.7% of Common Stock

12730 High Bluff Drive
Suite 180
San Diego, CA 92130

AIP, LLC                                              2,159,403(3)                         7.0% of Common Stock

885 Third Avenue, 34th Floor
New York, NY 10022

Jeffrey A. Smith                                      2,159,403(3)                         7.0% of Common Stock

c/o AIP, LLC
885 Third Avenue, 34th Floor
New York, NY 10022

                                       33

Dimensional Fund Advisors, Inc.                       2,008,575(4)                         6.5% of Common Stock

1299 Ocean Avenue,
11th Floor
Santa Monica, CA 90401

Vanguard Fiduciary Trust Company                      2,523,403(5)                         8.2% of Common Stock

14321 North Northsight
Boulevard
Scottsdale, AZ 85260

Association of Flight Attendants                                 1                100% of Series B Special Preferred Stock
                                                                                  (constituting 33.3% of all Special
1625 Massachusetts Avenue, N.W.                                                   Preferred Stock)
Washington, DC 20036-2212
Attn.: David Borer, Esq.

International Association of                                     1                100% of Series C Special Preferred Stock
Machinists and Aerospace Workers                                                  (constituting 33.3% of all Special
                                                                                  Preferred Stock)
P.O. Box 3141
South San Francisco, CA 94083
Attn: Kenneth Thiede

Hawaiian Master Executive Council                                1                100% of Series D Special Preferred Stock
                                                                                  (constituting 33.3% of all Special
c/o Air Line Pilots Association                                                   Preferred Stock)
3375 Koapaka Street,
Suite F-238-8
Honolulu, HI 96819
Attn: Master Chairman, Hawaiian MEC

John W. Adams                                           250,000(6)                                Common Stock*

Gregory S. Anderson                                       8,000(7)                                Common Stock*

Donald J. Carty                                         351,062(8)                            1.1% of Common Stock

Randall L. Jenson                                            1,500                                Common Stock*

All current directors and executive                     12,559,965                            40.8% of Common Stock
officers as a group (4 persons)


                                       34

* Less than 1%

(1) According to a Schedule 13D filed by RC Aviation on June 21, 2004, RC
Aviation directly owns of record and beneficially 10,000,000 shares of Common
Stock. RC Aviation Management LLC is the managing member of RC Aviation and its managing member is Mr. Hershfield. Mr. Hershfield, as the controlling member of
RC Aviation Management LLC, has the power to vote the shares of Common Stock beneficially owned by RC Aviation and its members pursuant to agreements among the members. Pursuant to a Stockholders Agreement between RC Aviation and AIP,
RC Aviation has the power to vote the 2,159,403 shares of Common Stock owned by
AIP. The 12,199,403 shares of Common Stock reported with respect to Mr.
Hershfield include 40,000 shares of Common Stock directly owned of record and beneficially by Mr. Hershfield.

(2) Excludes the Warrant which will be exercisable for 6,856,000 shares, or 10%
of the Common Stock on a fully diluted basis, if stockholder approval of
Proposal No. 1 hereof is obtained.

(3) According to an amendment to their Schedule 13D filed with the SEC on
January 12, 2005, AIP and Jeffrey A. Smith exercise shared voting and dispositive power over 2,159,403 shares of our Common Stock.

(4) On February 9, 2005, Dimensional Fund Advisors, Inc. filed Amendment No. 5 to Schedule 13G with the SEC with respect to 2,008,575 shares of our Common
Stock. According to the Schedule 13G, Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment
Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment advisor or manager, Dimensional possessed voting and/or investment power over the reported shares that are owned by the Funds, and may be deemed to be the beneficial owner of the reported shares held by the Funds.
All of the reported shares are owned by the Funds and Dimensional disclaims beneficial ownership of the reported shares.

(5) On February 3, 2004, Vanguard Fiduciary Trust Company, as trustee of
Hawaiian Holdings, Inc. 401(k) Savings Plan, Hawaiian Holdings, Inc. Pilots'
401(k) Plan and Hawaiian Holdings, Inc. 401(k) Plan for Flight Attendants, filed a Schedule 13G with the Commission with respect to 2,523,403 shares of our
Common Stock. Shares of Common Stock are held in trust for the benefit of employees participating in the plans. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares that have been allocated to the individual accounts of plan participants for which voting directions have been received.

(6) Consists of options to purchase 250,000 shares of our Common Stock, all of which have vested. According to a Schedule 13D filed by AIP, Mr. Adams and
Jeffrey A. Smith on June 23, 2004, Mr. Adams entered into a privately negotiated transaction on June 21, 2004 pursuant to which he agreed to sell the 24,005 shares of Common Stock held in his individual capacity and, as soon as legally permitted, the remaining 250,000 shares of Common Stock represented by stock options held by him.

(7) Consists of options to purchase 8,000 shares of our Common Stock, all of which have vested.

(8) On July 30, 2004, Mr. Carty filed a Form 3 with the SEC upon becoming one of our directors, reporting 351,062 shares of Common Stock beneficially owned at such time.

Special Preferred Stock

The International Association of Machinists and Aerospace Workers, AFA and ALPA
(collectively, the "Unions") each hold one share of Series B Special Preferred
Stock, Series C Special Preferred Stock and Series D Special Preferred Stock,
respectively, that entitle each Union to nominate one director. The Unions previously had nominated representatives to the Board, which nominees had been elected to the Board. On January 31, 2004, the persons nominated by the Unions to serve on the Board resigned from the Board. In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the
Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4)
automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.

Changes In Control

                                       35

As described above in "RC Aviation, LLC Transactions", on June 14, 2004, RC
Aviation purchased ten million shares of Common Stock from AIP, the entity which was formerly a control person of the Company, reducing AIP's ownership of the
Company to approximately 14 percent of the outstanding Common Stock. Also as part of the purchase, Mr. Adams resigned as our Chairman and Chief Executive
Officer, and RC Aviation and AIP entered into a stockholders agreement, under which, among other things, AIP agreed to cause (a) the directors that AIP had previously designated to our Board of Directors to resign, with the exception of
Mr. Anderson, and (b) the RC Designees to be appointed to our Board of
Directors. AIP also agreed, among other things, to vote all of its Common Stock and Series A Special Preferred Stock (a) in favor of the election, as members of our Board of Directors, of persons identified by RC Aviation for nomination or so nominated in accordance with the Certificate of Incorporation and the Amended
Bylaws, (b) to otherwise effect the intent of the stockholders agreement, which is to cause the RC Designees to become members of our Board of Directors, and
(c) to otherwise vote such equity securities at the direction of RC Aviation.

Prior to the Effective Date, RC Aviation distributed certain bankruptcy claims it held to its members. In exchange for those claims, on the Effective Date, members of RC Aviation received shares of Common Stock. It is currently anticipated that such RC Aviation members will not constitute a group or otherwise act in concert following the Effective Date.

EXCEPT FOR THE TRANSACTIONS DESCRIBED HEREIN, WE ARE NOT AWARE OF ANY
ARRANGEMENT THAT MIGHT RESULT IN A CHANGE OF CONTROL IN THE FUTURE.

MANAGEMENT

Our executive officers and their positions are as follows:

                Name                Age               Positions Held
     --------------------------  ---------  ------------------------------------
     Lawrence S. Hershfield         48      Chairman of the Board, Chief
                                            Executive Officer and President

     Randall L. Jenson              37      Chief Financial Officer, Treasurer
                                            and Secretary

     Upon the Effective Date, Mr. Dunkerley was appointed as our Chief Executive
Officer and President, as well as being appointed a director, as described in
Proposal No. 4 hereof. The executive officers serve at the discretion of the
Board of Directors. You will find biographical information regarding Messrs.
Hershfield, Jenson and Dunkerley under Proposal No. 4 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 14, 2003, the Company and Smith Management LLC ("Smith
Management"), a private investment firm for which Mr. Adams (our former president and chief executive officer) served as President, entered into an agreement (the "Smith Management Agreement"), whereby the parties agreed that
Smith Management would continue to provide corporate, financial, strategic, planning, management, consulting and tax-related services to us and forgo receiving compensation or reimbursement for any expenses for services provided to us until the parties mutually agree otherwise. The Smith Management Agreement replaced an earlier and previously disclosed May 2002 agreement that Smith
Management entered into with Hawaiian. We had $0 and approximately $600,000 due to Smith Management as of December 31, 2004 and December 31, 2003, respectively, related to certain professional fees and other expenses paid by Smith Management on our behalf. Under the Smith Management Agreement, the Company agreed, inter alia, that neither Smith Management nor any of its members, affiliates, officers, directors, employees, consultants or advisors (collectively the "Smith
Representatives") shall be liable or held accountable, in damages or otherwise, for any errors of judgment or any mistakes of fact or law or for anything that
Smith Management or the Smith Representatives do or refrain from doing in good faith in providing or failing to provide services under the Smith Management
Agreement. Further, the Company agreed to indemnify

                                       36

Smith Management and the Smith Representatives (collectively the "Smith
Indemnitees"), and each of their successors and assigns, subject to certain conditions, from and against any and all losses or costs suffered or sustained by any Smith Indemnitees (other than any losses or costs arising out of the gross negligence or willful misconduct of Smith Management or the Smith
Representatives), arising in connection with their obligations under the Smith
Management Agreement. In connection with RC Aviation's purchase of ten million shares of Common Stock from AIP in June 2004, the Smith Management Agreement was terminated, but the indemnification and exculpation provisions described above survive termination of the Smith Management Agreement. However, we have no obligation to indemnify the Smith Representatives for amounts paid by them pursuant to the settlement with the Trustee.

     In addition, the Company incurred certain amounts of debt owed to AIP or its affiliates. AIP informed us that the Company owed AIP and its affiliates an aggregate amount of $1.6 million. This indebtedness arose due to expenditures paid on the Company's behalf by AIP and its affiliates to fund costs associated with maintaining the Company's status as a public company, costs related to preparing a plan of reorganization for Hawaiian, and other obligations of the
Company. All such indebtedness to AIP and its affiliates was satisfied pursuant to a Mutual Release, dated as of December 30, 2004, by and among the Company, RC
Aviation, RC Aviation Management, LLC, Mr. Adams, Smith Management, AIP and
AIP's functional predecessor, Airline Investors Partnership, L.P.

     On July 26, 2004, Mr. Carty, one of our directors, purchased 351,062 unregistered shares of Common Stock for $2 million from us. The purchase price per share of Common Stock represented an approximate ten percent discount to the market price of the Common Stock on the date of the transaction.

     Subsequent to our corporate restructuring in August 2002, Hawaiian paid certain expenses on our behalf, generally relating to our obligations as a public company. In addition, Hawaiian transferred $0.5 million, which is recorded as restricted cash on our balance sheet, to us immediately prior to
Hawaiian's bankruptcy filing. We had $1.4 million due to Hawaiian as of December
31, 2004 and 2003.

     In addition, as of May 20, 2005, we had incurred approximately $40,080 in debt owed to Ranch Capital, LLC, for which Messrs. Hershfield and Jenson serve as Chief Executive Officer and Managing Director, respectively, related to travel expenses for Messrs. Hershfield and Jenson paid by Ranch Capital, LLC on our behalf.

     See "Background Information for Following Proposals -- Financing
Arrangements" and "-- RC Aviation, LLC Transactions" for a discussion of certain transactions with RC Aviation.

INDEBTEDNESS OF MANAGEMENT

     Since January 1, 2004, no officer or director, or affiliate thereof
(including family members) has been indebted to us or any subsidiary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Effective January 13, 2005, our Audit Committee engaged Ernst & Young to serve as our independent registered public accounting firm. Ernst & Young previously served as our independent accountants prior to resigning as such on
June 18, 2003. Ernst & Young continued to serve as the independent accountants for Hawaiian for all periods following Ernst & Young's resignation as our independent accountants.

     Ernst & Young's reports dated March 30, 2005 on our financial statements as of and for the years ended December 31, 2004 and 2003 were modified as to the existence of substantial doubt about our ability to continue as a going concern.
Except as described in the previous sentence, the reports of Ernst & Young on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     A representative of Ernst & Young is expected to be available at the Annual
Meeting and will be provided

                                       37

with an opportunity to make a statement and to respond to appropriate questions from stockholders.

FEES PAID TO INDEPENDENT PUBLIC AUDITORS

     We paid no fees to Ernst & Young for services provided in 2003 prior to
Ernst & Young's resignation as our independent accountants on June 18, 2003.
Subsequent to our re-engagement of Ernst & Young as our independent registered public accounting firm on January 13, 2005, we have paid or incurred fees of
[$0.6 million] [E&Y: UPDATE] for Ernst & Young's audits of our financial statements for the years ended December 31, 2003 and 2004, Ernst & Young's audits of management's assessment of the effectiveness of internal control over financial reporting and of the effectiveness of internal control over financial reporting as of December 31, 2004, and Ernst & Young's reviews of our interim financial statements for the quarters ended June 30 and September 30, 2003,
March 31, June 30, and September 30, 2004 and March 31, 2005. No audit-related, tax or other services have been provided by Ernst & Young during the past two fiscal years.

PRE-APPROVAL POLICY

     The Audit Committee has adopted an Audit and Non-Audit Services
Pre-Approval Policy, whereby it may pre-approve the provision of services to us by the independent auditors. The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit-related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit
Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit
Committee. The Audit Committee has delegated pre-approval authority to the
Chairman of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

     We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any stockholder proposals. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS

     Our Secretary must receive written notification of any proposal that a stockholder submits for inclusion in our proxy statement and proxy for the 2006 annual meeting of stockholders by January __, 2006, in accordance with the provisions of Rule 14a-8 under the Exchange Act. Such written notice must set forth (i) a brief description of the matter desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on our books;
(iii) the number of shares of Common Stock that the stockholder owns; (iv) the stockholder's intention to continue to hold the Common Stock through the date of the 2006 annual meeting of stockholders; and (v) any material interest of the stockholder in such matter.

     If a stockholder submits a proposal for the 2006 annual meeting of stockholders other than in accordance with Rule 14a-8 and that stockholder does not provide notice of such proposal to us by April __, 2006, the holders of any proxy solicited by the Board of Directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in our proxy statement for that meeting.

                                       38

ANNUAL REPORT

     Together with this Proxy Statement, we are mailing the 2004 Annual Report to stockholders which includes financial statements for the year ended December
31, 2004, as well as other information about our activities. The 2004 Annual
Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

     A COPY OF THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED
DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH
WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON
WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO US AT 12730
HIGH BLUFF DRIVE, SUITE 180, SAN DIEGO, CALIFORNIA 92130.

                                          By the order of the Board of Directors

                                                  Lawrence S. Hershfield
                                            Chairman of the Board of Directors

                                       39

                                  June __, 2005
                              San Diego, California

                                   APPENDIX A

                             OWNERSHIP QUESTIONNAIRE

     In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

     The federal Transportation Act requires that U.S. air carriers like
Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. citizens. 49 U.S.C. ss.ss. 40102(a)(15), 41102.

     To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the
Transportation Act if the owner is any ONE of the following:

     o    an individual who is a citizen of the United States;

     o    a partnership each of whose partners is an individual who is a citizen of the United States;

     o    a corporation or association organized under the laws of the United
          States or of any State of the United States, the District of Columbia,
          or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. (emphasis added)

I hereby certify that the owner of the Hawaiian Holdings, Inc. shares:

          ___ is a "citizen of the United States" as defined by the
          Transportation Act

          ___ is NOT a "citizen of the United States" as defined by the
          Transportation Act.

Signature:____________________________      Date:________________________

Name:_________________________________

Position/Title:_______________________

PLEASE RETURN YOUR COMPLETED QUESTIONNAIRE TO:

Mellon Investor Services
Proxy Processing
P.O. Box 3510
S. Hackensack, NJ 07606-9210

                                  APPENDIX A-1

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                           OF HAWAIIAN HOLDINGS, INC.

               (Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware)

HAWAIIAN HOLDINGS, INC., a corporation organized and existing under the General
Corporation Law of the State of Delaware, hereby certifies that:

     FIRST: The Board of Directors of Hawaiian Holdings, Inc. (hereinafter called the "Corporation"), acting by unanimous written consent in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the
     State of Delaware, duly adopted on April 28, 2005 resolutions (a) setting forth a proposed amendment (the "Amendment") to the Certificate of
     Incorporation of the Corporation (the "Certificate of Incorporation") to
     increase the number of authorized shares of capital stock of the
     Corporation from 62,000,000 (of which 60,000,000 shares are designated as common stock, par value $0.01 per share (the "Common Stock") and 2,000,000 shares are designated as preferred stock, par value $0.01 per share (the
     "Preferred Stock")) to 120,000,000 (of which 118,000,000 shares shall be designated as Common Stock and 2,000,000 shares shall be designated as
     Preferred Stock), (b) declaring said amendment to be advisable and in the best interests of the Corporation, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d)
     authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

     SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the
     General Corporation Law of the State of Delaware.

     THIRD: The Certificate of Incorporation is hereby amended by deleting
     Article III, Paragraph A of the Certificate of Incorporation in its
     entirety and replacing it with the following:

          "A. Number of Shares Authorized.

          The total number of shares of capital stock which the Corporation is authorized to issue is one hundred twenty million (120,000,000) shares, consisting of one hundred eighteen million (118,000,000) shares of Common
     Stock, par value $.01 per share (the "Common Stock"), and two million
     (2,000,000) shares of Preferred Stock, par value $.01 per share (the
     "Preferred Stock"). "

     FOURTH: Holders of at least a majority of the outstanding shares of Common
     Stock and Preferred Stock, acting at the Annual Meeting of Stockholders of the Corporation held on July __, 2005, at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the amendment to the Certificate of Incorporation contained in the
     Third Paragraph herein.

     FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by the undersigned this __ day of July, 2005.

                                             HAWAIIAN HOLDINGS, INC.

                                             By:
                                                 -------------------------------
                                                 Name:  Randall L. Jenson
                                                 Title: Chief Financial Officer,
                                                        Treasurer and Secretary

                                   APPENDIX B

                             HAWAIIAN HOLDINGS, INC.

                            2005 STOCK INCENTIVE PLAN

Purpose of the Plan

The purpose of the 2005 Stock Incentive Plan (the "Plan") is to further the interests of Hawaiian Holdings, Inc. (the "Company") and its stockholders by providing long-term performance incentives to those employees, Non-Employee
Directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

"Award" means any Option, SAR, Restricted Stock, Dividend Right, Deferred Stock
Unit and other Stock-Based Awards, or other cash payments granted to a
Participant under the Plan.

"Award Agreement" shall mean the written agreement, instrument or document evidencing an Award. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Deferred Stock Unit" means an Award that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock at a specified date as elected by a Participant.

"Director Cause" shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Company.

"Dividend Rights" means the right to receive in cash or shares of Stock, or have credited to an account maintained under the Plan for later payment in cash or shares of Stock, an amount equal to the dividends paid with respect to a specified number of shares of Stock (other than a Stock dividend that results in adjustments pursuant to Section 8(a)).

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means, with respect to Stock, (i) the closing price per share of the Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Stock then listed as a National Market
Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and ask prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and ask prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the provisions of clauses (i), (ii) and (iii) shall not be applicable, the fair market value established by the Committee acting in good faith. With respect to
Awards or other property, "Fair Market Value" means the fair market value of such Awards or other property established by the Committee acting in good faith.

"ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

"Non-Employee Director" means a member of the Board of Directors of the Company who is either not an employee of the Company or at such time is an employee of the Company but is not an executive officer of the

Company who is compensated by the Company.

"Option" means a right granted to a Participant pursuant to Sections 6(b) or
6(c) to purchase Stock at a specified price during specified time periods. An
Option granted to a Participant pursuant to Section 6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO), but an Option granted pursuant to Section 6(c) to an individual who is not an employee of the
Company may not be an ISO.

"Participant" shall have the meaning specified in Section 3 hereof.

"Performance Goal" means a goal, expressed in terms of profits or revenue targets on an absolute or per share basis (including, but not limited to, EBIT,
EBITDA, operating income, EPS), market share targets, profitability targets as measured through return ratios, stockholder returns, qualitative milestones, or any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division, or department.

"Performance Cycle" means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a
Performance Goal has been achieved.

"Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(e)
that may be subject to certain restrictions and to a risk of forfeiture.

"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect from time to time.

"SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(f) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

"Stock" means the common stock, $0.01 par value, of the Company.

"Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, including but not limited to any Option, SAR, Restricted Stock or Stock granted as a bonus or Awards in lieu of cash obligations.

"Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which more than 50% of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

Administration of the Plan

The Plan shall be administered by the Compensation Committee of the Board of
Directors of the Company (the "Committee"); provided that with respect to the
Director Options (as defined in Section 6(c) herein), such Director Options shall instead be granted and administered by the Corporate Governance and
Nominating Committee of the Board of Directors of the Company (the "Nominating
Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its
Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees, Non-Employee Directors, contractors and consultants who will receive Awards pursuant to the Plan
("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an
Award will relate, the terms and conditions of any Award granted under the Plan
(including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to

an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;
(d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.

Participation in the Plan

Participants in the Plan shall be employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries; provided, however, that only persons who are key employees of the Company or any subsidiary corporation
(within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs.

Plan Limitations; Shares Subject to the Plan

Subject to the provisions of Section 8 hereof, the aggregate number of shares of
Stock available for issuance as Awards under the Plan shall not exceed 8,000,000 shares.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such
Award. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant's obligation for taxes, the number of shares tendered or retained shall again be available for Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards to grant future awards as a commitment of the Company or any
Subsidiary in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan with respect to each fiscal year of the
Company: (i) the maximum number of shares of Stock that may be granted as Awards to any Participant in any fiscal year shall not exceed, in the case of any
Stock-Based Awards, 1,500,000 shares of Stock, (ii) the maximum amount of cash or cash payments that may be granted as Awards to any Participant in any fiscal year shall not exceed $100,000 and (iii) the maximum number of Dividend Rights that may be granted as Awards to any Participant in any fiscal year shall not exceed Dividend Rights with respect to more than 1,500,000 shares of Stock.

Awards

General. Awards may be granted on the terms and conditions set forth in this
Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the
Plan, as the Committee shall determine, including terms requiring forfeiture of
Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the
Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

Options. The Committee may grant Options to Participants on the following terms and conditions:

The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but in the case of ISOs the exercise price of any
Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other
Awards, or other property (including notes or other contractual obligations of
Participants to make payment on a deferred basis), the means or methods of payment, including by "attestation" and through "cashless exercise"
arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

Director Options.

Each person who is elected for the first time to be a Non-Employee Director by the Board of Directors of the Company or by the stockholders of the Company shall receive, on the date of his or her initial election, an automatic grant of an Option to purchase 5,000 shares of Stock. The date on which an Option is granted under this Section and Section 6(c)(ii) to a specified Non-Employee
Director shall constitute the date of grant of such Option (the "Date of
Grant").

Each Non-Employee Director shall also receive an automatic annual grant of an
Option to purchase 10,000 shares of Stock on an annual basis; provided that, if such Non-Employee Director is then serving as Chairman of the Board, such Option shall be for 15,000 shares of Stock. The Options granted pursuant to Section
6(c)(i) and this Section 6(c)(ii) shall be referred to herein as "Director
Options."

The exercise price per share of all Director Options shall be the Fair Market
Value per share of Stock on the Date of Grant. Each Director Option, to the
extent vested, may be exercised in whole or in part, the exercise price may be paid in cash or (if specifically approved by the Nominating Committee) by the surrender at Fair Market Value of Stock (either actually, by attestation or otherwise), or (if specifically approved by the Nominating Committee) by any combination of cash and shares of Stock, and shall be subject to such other terms and provisions as the Committee shall determine.

Director Options shall vest at the rate of 33 1/3% per year following the Date of Grant.

If a Non-Employee Director shall voluntarily or involuntarily cease to serve as a director of the Company and, where applicable, as an employee of the Company, or if a Non-Employee Director's service with the Company shall terminate on account of death or disability, the unvested Director Options of such
Non-Employee Director shall terminate immediately and the vested Director
Options of such Non-Employee Director shall terminate one year following the first day that the Non-Employee Director is no longer such a director (or in the case of a Non-Employee Director who is also an employee, one year following the later of the first day that the Non-Employee Director is no longer a director or an employee of the Company); provided that if such Non-Employee Director is removed for Director Cause, the Director Options shall terminate immediately. In no event may the Non-Employee Director, or his or her guardian, conservator, executor or administrator, as the case may be, exercise a Director Option of such Non-Employee Director after the end of the original term of such option.

At its discretion, the Nominating Committee may issue any other type of Award in lieu of a Director Option, provided that the Fair Market Value of such Award (as determined by the Nominating Committee in its sole discretion) is equal to the
Fair Market Value of the Director Option that would otherwise be granted pursuant to this Section 6(c).

Deferred Stock Units. The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or a Stock-Based Award or cash payment granted under the Plan if so elected by a Participant under such terms and conditions as the Committee shall determine. Settlement of any Deferred
Stock Units shall be made in cash or shares of Stock.

Restricted Stock. The Committee is authorized to grant Restricted Stock to
Participants on the following terms and conditions:

Restricted Stock awarded to a Participant shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the
Committee may determine.

Restricted Stock shall be forfeitable to the Company by the Participant upon termination of employment during the applicable restricted periods. The
Committee, in its discretion, whether in an Award Agreement or anytime after an
Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any Performance Goal requirement upon the death, disability, retirement or otherwise of a Participant, whenever the
Committee determines that such action is in the best interests of the Company.

Restricted Stock granted under the Plan may be evidenced in such manner as the
Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted
Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in
Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

Stock Appreciation Rights. The Committee is authorized to grant SARs to
Participants on the following terms and conditions:

A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of
Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Dividend Rights. The Committee is authorized to grant Dividend Rights to
Participants on the following terms and conditions:

Dividend Rights may be granted either separately or in tandem with any other
Award. If any Dividend Rights are granted in tandem with any other Award, such
Dividend Rights shall lapse, expire or be forfeited simultaneously with the lapse, expiration, forfeiture, payment or exercise of the Award to which the
Dividend Rights are tandemed. If Dividend Rights are granted separately, such
Dividend Rights shall lapse, expire or be terminated at such times or under such conditions as the Committee shall establish.

The Committee may provide that the dividends attributable to Dividend Rights may be paid currently or the amount thereof may be credited to a Participant's Plan account. The dividends credited to a Participant's account may be credited with interest, or treated as used to purchase at Fair Market Value Stock or other property in accordance with such methods or procedures as the Committee shall determine and shall be set forth in the Award Agreement evidencing such Dividend
Rights. Any crediting of Dividends Rights may be subject to restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents. The Committee may provide that the payment of any Dividend Rights shall be made, or once made, may be forfeited under such conditions as the Committee, in its sole discretion, may determine.

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards, in addition to those provided in Sections 6(b), (c), (d), (e) and (f) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The
Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash,
Stock, other Awards, or other property, as the Committee shall determine.

Additional Provisions Applicable to Awards

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the
Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any
Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any
Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR or the purchase price of any Award conferring a right to purchase Stock:

If granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

If retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other
Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

Performance Goals. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such
Performance Goals as may be specified by the Committee.

Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a Director Option granted to an
Non-Employee Director who is not an employee of the Company), SAR or Dividend
Right exceed a period of ten years from the date of its grant; provided that in the case of any ISO, the term of the Option shall be such shorter period as may be applicable under Section 422 of the Code.

Form of Payment. Subject to the terms of the Plan and any applicable Award
Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of cash or Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of Dividend Rights in respect of deferred amounts credited in Stock equivalents.) The Committee, in its discretion, may accelerate any payment or transfer upon a change of control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the
Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

Awards to Comply with Section 162(m). The Committee may (but is not required to)
grant an Award pursuant to the Plan to a Participant that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a
"Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, may vary from Participant to Participant and Performance-Based Award to Performance-Based
Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of
(i) 90 days after the beginning of the Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award (other than Options and SARs granted at not less than Fair Market Value) is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.

Adjustments upon Changes in Capitalization

In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate Section
422(b)(1) of the Code with respect to ISOs or that would adversely affect the status of a Performance-Based Award as "performance-based

compensation" under Section 162(m) of the Code.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance
Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of the Performance-Based Award as
"performance-based compensation" under Section 162(m) of the Code.

General Provisions

Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's (or the
Nominating Committee's) authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such
Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the
Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as
"performance-based compensation" under Section 162(m) of the Code.

No Right to Award or Employment. Except as provided in Section 6(c), no employee, Non-Employee Director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period. There is no obligation for uniformity of treatment among Participants. Except as set forth in Section 6(e)(iv), no Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such

Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a
Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.
The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Securities Law Requirements.

No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on April 27, 2015, and no Options under the Plan shall thereafter be granted.

Fractional Shares. The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other
Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

Adoption of the Plan and Effective Date. The Plan shall be adopted by the Board of Directors of the Company and shall be effective as of the date of Stockholder approval.

                                   APPENDIX C

                             HAWAIIAN HOLDINGS, INC.
                   GOVERNANCE AND NOMINATING COMMITTEE CHARTER

PURPOSE:

Acting pursuant to Section 141 of the Delaware General Corporation Law and
Article 4 of the Amended Bylaws of Hawaiian Holdings, Inc., a Delaware
corporation (the "Company"), the Board of Directors of the Company (the "Board")
has established a Governance and Nominating Committee (the "Committee") for the
purpose of (a) monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and processes and the
"independence" of directors, and (b) identifying, selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

MEMBERSHIP:

The Committee will consist of a minimum of two members of the Board, all of whom shall be "independent" as that term is defined by applicable rules and regulations of the Securities Exchange Commission and stock exchanges on which the Company's securities are traded. The members of the Committee will be appointed by and serve at the discretion of the Board. The members of the
Committee may appoint a Chairman of the Committee, who shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Committee.

RESPONSIBILITIES

The responsibilities of the Committee shall include:

     1.   Formulating, recommending to the Board and overseeing the
          implementation and administration of the Company's corporate governance structure and framework.

     2.   Monitoring and reviewing any issues regarding the "independence" of directors or involving potential conflicts of interest, and evaluating any change of status or circumstances with respect to a director and determining the propriety of the director's continued service in light of that change.

     3.   Reviewing the Company's Corporate Governance Guidelines at least annually and recommending changes, as necessary, to the Board.

     4.   Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Board.

     5.   Leading the search for, screening, evaluating and recommending to the
          Board qualified candidates or nominees for election or appointment as directors, consistent with the Director Nomination Process attached hereto as Appendix C-2, which may be modified from time to time by resolution of the Committee.

     6.   Recommending Board committee assignments and committee chairs for consideration by the Board.

     7.   Recommending the number of members that shall serve on the Board.

     8.   Recommending to the Board the amount and form of compensation payable to the directors.

     9.   Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

     10.  Annually evaluating the performance of the Committee.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the
Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of such engagements.

AUTHORITY:

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the
Secretary or other authorized officer of the Company.

MEETINGS AND REPORTS:

The Committee will hold regular meetings at least two times each year generally in conjunction with regularly scheduled meetings of the Board, and such special meetings as the Chairman of the Committee or the Chairman of the Board may
direct. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. At each regularly scheduled meeting of the Board held in conjunction with a Committee meeting, the Chairman of the Committee shall provide the Board with a report of the Committee's activities and proceedings.

Adopted on March 8, 2005

                                  APPENDIX C-2
                           DIRECTOR NOMINATION PROCESS

Director Qualifications -- The Board believes that individuals who are nominated by the Board to be a director should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders. The following attributes or qualifications will be considered by the Committee in evaluating a person's candidacy for membership on the Board:

     o    Management and leadership experience -- Relevant experience should include, at a minimum, a past or current managerial or leadership role in a public company, privately held entity, educational institution, governmental authority or nonprofit organization. Consideration will also be given to relevant industry experience; demonstrated experience in major challenges the Company faces or a unique understanding of the
          Company's business environment.

     o    Skilled and diverse background -- All candidates must possess the aptitude or experience to understand fully the legal responsibilities of a director and the governance processes of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations, including intelligence and wisdom, self-assuredness, interpersonal and communication skills, courage and inquisitiveness. Consideration will also be given to financial management, reporting and control expertise or other experience that would qualify the candidate as a "financial expert"
          under established standards, and international experience.
          Consideration will be given to assuring that the Board, as a whole, adequately reflects the diversity of the Company's constituencies and the communities in which the Company conducts its business.

     o    Integrity and professionalism -- The following are essential characteristics for each Board candidate: highest standards of moral and ethical character and personal integrity; independence, objectivity and an intense dedication to serve as a representative of the stockholders; a personal commitment to the Company's principles and values; and impeccable corporate governance credentials.

Further, each candidate must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership and should have sufficient years available for service to make a significant contribution to the
Company over time.

Selection and Nomination Process -- Whenever a newly created directorship or vacancy occurs on the Board, the Committee is responsible for identifying one or more candidates to fill such position or vacancy in accordance with the
Company's Amended By-Laws in effect at such time, investigating each candidate, evaluating his or her suitability for service on the Board and recommending a candidate to the full Board. In addition, the Committee is responsible for recommending nominees for election or reelection to the Board at each annual meeting of stockholders.

The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members and recommendations from stockholders.

The Committee may engage outside search firms to identify suitable candidates.

The Committee is also authorized to engage in whatever investigation and evaluation processes it deems appropriate, including a thorough review of the candidate's background, characteristics, qualities and qualifications and personal interviews with the Committee as a whole, one or more members of the
Committee or one or more other Board members.

Stockholder Recommendations -- Candidates recommended by the Company's stockholders will be considered in the same manner as other candidates. A stockholder who wishes to make such a recommendation should submit such recommendation in writing, along with appropriate supporting documentation and information, to the Governance and Nominating Committee, c/o Secretary, Hawaiian
Holdings, Inc., 12730 High Bluff Drive, Suite 180, San Diego, California
92130-2075.

Each stockholder recommendation will be processed expeditiously upon receipt of the recommendation. If the Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or, if practicable, in connection with the next annual meeting of stockholders.

Re-Election of Existing Directors -- In considering whether to recommend directors who are eligible to stand for re-election, the Committee may consider a variety of factors, including a director's contributions to the Board and ability to continue to contribute productively, attendance at Board and committee meetings (including satisfying the expectations for individual directors), as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for Board service, the results of the annual Board self-evaluation, the independence of the director and the nature and extent of the director's non-Company activities.

                                   APPENDIX D

                             HAWAIIAN HOLDINGS, INC.
                         COMPENSATION COMMITTEE CHARTER

PURPOSE

The Compensation Committee is appointed by the Board of Directors ("the Board")
of Hawaiian Holdings, Inc. (the "Company") to discharge the Board's responsibilities relating to the compensation of the Company's executive officers and directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies. The Compensation Committee also is responsible for preparing an annual report on executive compensation for inclusion in the
Company's proxy statement filed with the Securities and Exchange Commission (the
"SEC").

COMMITTEE MEMBERSHIP AND MEETINGS

The Compensation Committee shall consist of no fewer than three members. Each member of the Compensation Committee shall satisfy the independence requirements as determined by the Board and as required by the applicable rules and regulations of the SEC and any exchange on which the Company's securities may be traded.

The members of the Compensation Committee shall be appointed by the Board based on the recommendation of the Nominating and Governance Committee. Compensation
Committee members may be replaced by the Board. The Board shall designate one member of the Compensation Committee to serve as its Chairman.

The Compensation Committee shall meet at least twice annually, or more frequently as circumstances dictate. Special meetings may be convened as the
Compensation Committee deems necessary or appropriate.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.   The Compensation Committee shall have the sole authority to retain at the expense of the Company and terminate any compensation consultant used to assist the Company, the Board or the Compensation Committee in the
     evaluation of the compensation of executive officers and directors and shall have sole authority to approve such consultant's fees and other retention terms.

2.   The Compensation Committee also shall have the authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company, special legal, accounting, actuarial or other advisors. The Compensation Committee shall have the sole authority to approve such advisors' fees and other retention terms.

3.   The Compensation Committee annually shall review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of any executive officer in light of those goals and objectives, and determine and approve such executive officer's compensation level based on this evaluation. In determining the long-term incentive component of compensation for executive officers, the
     Compensation Committee may consider the Company's performance and relative stockholder returns, the value of similar incentive awards at comparable companies, the awards given to such officers in past years and other factors that the Compensation Committee deems appropriate in connection with its review.

4.   The Compensation Committee shall interpret, implement, administer, review and approve all aspects of remuneration to the Company's executive officers and other key officers, including their participation in incentive compensation plans and equity-based compensation plans. The Compensation
     Committee also shall review and approve for the executive officers of the
     Company all employment agreements, consulting agreements, severance arrangements and change in control agreements or provisions.

5.   The Compensation Committee shall have the same authority with regard to all aspects of director compensation as it has been granted with regard to executive compensation, except that any ultimate decision regarding the compensation of any director shall be subject to the approval of the Board.

6.   The Compensation Committee shall develop, approve, administer and recommend to the Board and the Company's stockholders for their approval (to the extent such approval is required by any applicable law, regulation or relevant exchange rule) all stock ownership, stock option and other equity-based or incentive compensation plans of the Company, and all related policies and programs.

7.   The Compensation Committee shall make individual determinations and grant any shares, stock options, or other awards under all equity-based or incentive compensation plans, and exercise such other power and authority as may be required or permitted under such plans, other than with respect to non-employee directors, which determinations shall be subject to the approval of the Board.

8.   The Compensation Committee may form and delegate authority to subcommittees as the Compensation Committee may deem appropriate.

9.   The Compensation Committee shall report regularly to the Board, but not less frequently than annually.

10.  The Compensation Committee shall review and reassess the adequacy of this
     Charter annually and recommend any proposed changes to the Board for its approval.

11.  The Compensation Committee annually shall review its own performance, and report the results of such review to the Board.

In addition to the activities described above, the Compensation Committee will perform such other functions as necessary or appropriate in its or the Board's opinion under any applicable law, charter document or Board resolution or directive.

Adopted March 8, 2005

                                   APPENDIX E

                             HAWAIIAN HOLDINGS, INC.
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Statement of Policy

     The Audit Committee is appointed by the Board of Directors of Hawaiian
Holdings, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities by: (i) overseeing the integrity of the Company's financial statements and other financial information provided by the Company to any governmental body or the public; (ii) overseeing the Company's systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitoring the performance of the internal auditors (if any) and the independence, qualifications and performance of the independent auditors. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Company's policies, procedures and practices at all levels.

Organization; Meetings

     The Audit Committee shall be comprised of three or more independent directors as determined by the Board of Directors and as required by the applicable rules and regulations of the Securities and Exchange Commission (the
"SEC") and any exchange on which the Company's securities may be listed. Audit
Committee members shall be appointed by the Board of Directors. The chair of the
Audit Committee shall be designated by a vote of the Board of Directors or, if the Board of Directors so chooses, the members of the Audit Committee may select a chair by majority vote. The Board of Directors shall confirm annually the independence of each member of the Audit Committee and determine whether at least one member qualifies as a "financial expert" under applicable SEC rules.

     The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibility. The Audit
Committee shall have the authority to request any officer or employee of the
Company, the Company's outside counsel or the independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. In the course of fulfilling its duties, the Audit
Committee shall be empowered directly to retain and consult with independent legal counsel, accounting or other consultants or advisors, who shall be appropriately compensated, as determined by the Audit Committee, with funding provided by the Company.

     The Audit Committee will hold regular meetings at least four times a year, prior to the release of the quarterly or annual earnings. The Audit Committee shall when appropriate meet in executive session with management, the internal auditors (or other employees performing such services) or the independent auditors to discuss any matters that it or each of these groups believes should be discussed. In addition, the Audit Committee shall meet at least once annually with other independent directors without management present.

     The Audit Committee shall maintain minutes of meetings and report Audit
Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

Qualifications

     All members of the Audit Committee shall have a basic understanding of finance and accounting and the ability to read and understand fundamental financial statements. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including, but not necessarily limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities and Duties

     The primary responsibilities of the Audit Committee are to oversee the
Company's accounting and financial reporting processes and the audits of the
Company's financial statements on behalf of the Board of Directors and to report the results of its activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

     The responsibilities and duties of the Audit Committee are as follows:

With Regard to Financial Reporting.
-----------------------------------

     o    Review the Company's annual audited financial statements and related footnotes including disclosures made in Management's Discussion and
          Analysis, and report to the Board of Directors as to whether it recommends that the audited financial statements should be included in the Company's Form 10-K. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements (if any) regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and management's response, and the effect of using different accounting principles, practices and judgments.

     o    Review and discuss with management and with the independent auditors the Company's quarterly financial statements and related press releases including disclosures made in Management's Discussion and
          Analysis, prior to filing or dissemination.

     o    Review and discuss with management earnings press releases, financial information and earnings guidance provided to analysts and policies with respect to risk assessment and risk management.

     o    Periodically review and discuss with management the significant accounting principles, policies, and practices followed by the Company in accounting for and reporting its financial results in accordance with generally accepted accounting principles, including management's critical accounting estimates and off-balance sheet transactions if any. Obtain and consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Also periodically review with management its policies regarding earnings releases and earnings guidance as provided to the public.

     o    Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

     o    Review major issues regarding the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

     o    Discuss with the independent auditors certain matters required to be communicated to audit committees in accordance with the American
          Institute of Certified Public Accountants: Statement of Auditing
          Standards No. 61, including such matters as (i) the consistency of application of the Company's accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new, or changes to, the
          Company's accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded.

     o    Annually review the independent auditors' audit plan, discussing the scope, staffing, locations, reliance upon management and general audit approach.

With Regard to Internal Controls and Compliance.
------------------------------------------------

     o    Periodically review and discuss with management the effectiveness and adequacy of the Company's system of internal controls. Also review written reports and significant findings regarding internal controls prepared by the internal auditors (or other employees performing such services) and the independent auditors, and if appropriate, discuss the information contained in the reports with the internal auditors
          (or other employees performing such services) and the independent auditors. Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

     o    In consultation with management, the internal auditors (or other employees performing such services) and the independent auditors, review the integrity of the Company's financial reporting processes and adequacy of disclosure controls. Also, review and discuss with management and the independent auditors (i) the annual report of management that is included in the Company's Form 10-K affirming management's responsibility for establishing and maintaining internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting and (ii) the independent auditors' report on, and attestation of, management's annual report.

     o    Establish and maintain appropriate procedures for (i) the receipt, retention and treatment of complaints received by the Company and the
          Audit Committee regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     o    On a quarterly basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     o    Periodically review and oversee the administration of the Company's
          Code of Ethics and make reports, as provided therein.

With Regard to the Independent Auditors.
----------------------------------------

     o    The Audit Committee has direct authority and responsibility to select, hire, oversee, evaluate, determine the compensation of and, where appropriate, replace the independent auditors. The Audit Committee shall annually review the performance of the independent auditors, the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. The independent auditors shall report directly to the Audit
          Committee.

     o    On an annual basis, receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors' independence consistent with applicable standards, including Independence Standards Board Standard No. 1. The
          Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the
          Board of Directors take, appropriate action to ensure the independence of the auditors.

     o    On an annual basis, obtain and review a report by the independent auditors, if any, describing the firm's internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

     o    Approve in advance the provision of any permissible non-audit services by the independent auditors and the related fees of the independent auditors therefor. Consider whether the provision of these other services is compatible with maintaining the auditors' independence.
          Review disclosure of information regarding the approval of independent auditors' non-audit services as required by the Securities and
          Exchange Commission in periodic reports to investors.

     o    Review and approve the hiring as an employee of the Company an employee or former employee of the independent auditors, subject to the provisions of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the SEC. Discuss with the independent auditors any recommendations they may have regarding this action.

With Regard to Other Audit Committee Responsibilities.
------------------------------------------------------

     o    Perform any other activities consistent with this Charter, the
          Company's charter documents and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

     o    Review and reassess the adequacy of this Charter on an annual basis, or more frequently if circumstances require. Recommend to the Board of
          Directors from time to time amendments that the Audit Committee deems appropriate. Submit this Charter to the Board of Directors for approval and have this Charter periodically published in a proxy or information statement in accordance with SEC regulations.

     o    Annually prepare an Audit Committee report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     o    Annually perform a self-assessment of the Audit Committee's performance.

Adopted March 8, 2005

                                    EXHIBIT F

                    OPINION OF HOULIHAN SMITH & COMPANY, INC.

May 31, 2005

Special Committee of the Board of Directors
Hawaiian Holdings Inc.
12730 High Bluff Drive, Suite 180
San Diego, CA 92130

Gentlemen:

You have informed us that Hawaiian Holdings Inc. and its affiliates, a Delaware corporation ("HHI" or the "Company"), is considering a financing and recapitalization proposal whereby HHI will issue approximately $60 million of new 5% subordinated convertible notes ("Convertible Notes") to its affiliate, RC
Aviation, LLC ("Investor").

We understand that the Convertible Notes will be purchased by the Investor in conjunction with a new credit facility that will consist of approximately $50 million of new senior secured debt and approximately $25 million of new Term B secured debt. We also understand that the Investor previously committed, in
August 2004, to provide up to $60 million in financing (the "RC Commitment")
should such amount be needed by the Company to fund the joint plan of reorganization (including amendments and exhibits, the "Joint Plan") of HHI's wholly-owned subsidiary, Hawaiian Airlines, Inc. ("Airlines"). We further understand that the Convertible Notes will earn interest at an annual rate of 5%
with interest payable semi-annually at HHI's option in cash or additional
Convertible Notes. We also understand that the Convertible Notes may be convertible at any time after 12 months following issuance, at a conversion price of $4.35 per share and that the convertibility of a portion of the
Convertible Notes and the exercisability of the Warrant (defined below) will be subject to shareholder approval and will therefore be entitled to certain additional rights if such shareholder approval is not obtained. Lastly, we understand that the Convertible Notes are redeemable by the Company at any time during the first 12 months following issuance at 105% of the principal amount, subject to certain conditions and that it is the Company's current intention to commence a rights offering in order to redeem some or all of the Convertible
Notes ("Rights Offering"). The issuance and purchase of the Convertible Notes and the Warrant are hereafter collectively referred to as the "Convertible Notes
Financing". An outline of the terms and conditions for the Convertible Notes is attached hereto as Exhibit A.

HHI's Special Committee of the Board of Directors ("Special Committee") has
engaged Houlihan Smith & Company, Inc. ("Houlihan") to perform an independent analysis and to make a determination as to whether the price and terms of the
Convertible Notes Financing are fair, from a financial point of view, to all of the shareholders of HHI, other than the Investor and its members ("Opinion"). In performing our analysis and for purposes of our Opinion set forth herein, we have, among other things:

a. Reviewed a report titled "Presentation to the Board of Directors of HHI", dated May 12, 2005 ("Board Presentation"), that was prepared by Imperial
Capital, LLC, the financial advisor to HHI ("Imperial Capital"). We noted that the Board Presentation included an overview of the following:

i. A summary of the original emergence financing structure for Airlines, which has been operating under Chapter 11 Bankruptcy;

ii. An overview of the current financing market and the deterioration of the convertible debt market, as well as the decline in HHI's stock price since fall
2004;

iii. A summary of the current sources and uses of cash available for funding
Airlines' Chapter 11 emergence;

iv. A summary of the current financing alternatives available to Airlines and
HHI; and

v. HHI is expected to have unrestricted cash after emergence in excess of the amount which HHI management believes is the minimum amount to allow Airlines to order aircraft and withstand unexpected negative financial surprises and in excess of the $70 million minimum unrestricted cash that is required by the
Joint Plan;

We analyzed all of the major assumptions of the Board Presentation and concluded that they were factual and reasonable;

b. Reviewed certain of HHI's public filings with the United States Securities and Exchange Commission, including recent Form 10-K's, Form 10-Q's, all of HHI's most recent Form 8-K filings, and the draft Schedule 14A Preliminary Proxy
Statement;

c. Reviewed certain of Airlines' bankruptcy filings and disclosures, including the Joint Plan

d. Reviewed a financial model dated May 25, 2005, titled "HA Model version
14.1", which was prepared for HHI by Imperial Capital based on projections and assumptions provided by HHI management ("Financial Model"). We selectively tested all of the major assumptions and calculations of the Financial Model for accuracy. We also tested the reasonableness of the key assumptions used in the
Financial Model by using various assumptions of our own that were more conservative than those used in the Financial Model;

e. Reviewed the terms of the Series A 5% Convertible Notes ("Series A Notes") as
provided in the Note Purchase Agreement between HHI and Investor ("Note Purchase
Agreement"). We noted that the Series A Notes provide for an issuance in the principal amount of $38,858,550. We noted that the Series A Notes may be converted into HHI Common Stock at the option of the holder at any time following one year after issuance, based upon a per share conversion price of
$4.35. This conversion price represents a discount of approximately 14.7% to the
HHI Common Stock closing price as reported on the AMEX May 27, 2005 and a discount of 15% based upon a volume-weighted average price of the HHI Common
Stock from May 2, 2005 through May 18, 2005. We also noted that HHI plans a
Rights Offering to repurchase the Series A Notes at 105% of its face amount prior to twelve months following issuance. In any event the Series A Notes mature five years following issuance. We compared the terms and the conversion price of the Series A Notes with the price and terms of 23 issuances of convertible debt and convertible preferred stock by other publicly-traded companies within the transportation, energy, and utility sectors. We concluded that the 15% discount and the 5% coupon appear reasonable, especially when taking into account that Airlines is operating under Chapter 11 Bankruptcy;

f. Reviewed the terms of the Series B 5% Convertible Notes as provided in the
Note Purchase Agreement ("Series B Notes"). We noted that the Series B Notes provide for an issuance in the principal amount of $21,141,450 and are convertible on the same basis and have the same maturity date as the Series A
Notes, but are subject to Shareholder Approval (defined below). We noted that, at any time after 36-months following issuance, in the event that HHI shareholders do not approve the amendment to the Company's charter to increase the number of authorized shares of capital stock from 62,000,000 shares to
120,000,000 shares ("Shareholder Approval") and the HHI Common Stock closing price has reached $4.35 on any trading day during such period, then the holder of the Series B Notes has the right to require HHI to redeem at a redemption price equal to the greater of (x) the principal amount plus accrued and unpaid interest or (y) the value of the shares into which such Series B Notes would have been convertible had Shareholder Approval been obtained, valued for such purpose at the then market price of the HHI Common Stock. We further noted that, in the event that Shareholder Approval has not be obtained on or prior to the first anniversary, the holders of the Series B Notes are entitled to a three-percent (3%) penalty or, at HHI's option, the coupon rate may be doubled for the remainder of the term. We compared the Series B notes to comparable securities issuances and concluded that the 15% discount and 5% coupon appear reasonable and that the pricing and terms are likely no less favorable than HHI could obtain from other third party investors;

g. Reviewed a Funding Commitment Letter between Investor and Airlines, dated
August 24, 2004, whereby Investor earned a fee for its irrevocable funding commitment to purchase Bankruptcy claims against Airlines, plus its commitment provide up to $60 million cash in support of the Joint Plan. We noted that the fee earned by

Investor for its funding commitment is represented by a warrant to purchase HHI
Common Stock equal to 5% of the fully diluted shares of HHI with an additional
5% upon the drawdown of the Series A Notes and Series B Notes, a total of 10% of the fully diluted shares ("Warrant");

h. Reviewed the Warrant to Purchase the Common Stock of HHI. The Warrant was
earned by Investor for the RC Commitment and for the funding of the Series A
Notes and Series B Notes. We noted that the Warrant, representing 10% of the fully diluted HHI Common Stock, expires June 1, 2010. We noted that the exercise price of $7.20 is a premium of 41.2% above the HHI Common Stock closing price as reported on the AMEX as of May 27, 2005. With respect to the warrants earned for the funding of the Series A Notes and Series B Notes, we concluded that the
Warrant pricing and terms are reasonable and that these terms are likely no less favorable than HHI could obtain from other third party investors;

i. Reviewed the terms of the Warrant to Purchase the Series E Preferred Stock
relating to the RC Commitment ("Preferred Stock Warrant"). We noted that the
Preferred Stock Warrant expires June 1, 2010 and is only applicable in the event that Shareholder Approval is not obtained. We noted that, upon Shareholder
Approval the Preferred Stock Warrant shall be automatically exchanged for a new warrant entitling the holder to purchase 5% of HHI's Common Stock at an exercise price of $7.20 per share. If Shareholder Approval is not obtained, the Warrant will be exercisable for Series E Preferred Stock;

j. Reviewed a Registration Rights Agreement between HHI and the Investor, which provides for the registration of the HHI Common Stock underlying the Convertible
Notes and the Warrant;

k. Conducted due diligence discussions with third parties, including investment bankers familiar with the airlines and transportation industries and the public and private debt/equity markets, discussing, among other things, the nature of the Convertible Notes Financing, the credit quality and liquidity needs of
Airlines, the impact of the bankruptcy overhang on the operations of Airlines'
business, and the prospects for obtaining additional cash financing for HHI and/or Airlines;

l. Completed a pre-emergence liquidation analysis of HHI (including Airlines)
that entailed a comparison of the book value of the assets of the Company against the existing balance sheet liabilities of the Company as of April 30,
2005. We estimated that the Company's liabilities exceed its assets in excess of
$200 million. In our experience, we have found that book values are usually significantly greater than the recoveries that are realized in a liquidation scenario. We concluded that in a liquidation, it was likely that the common shareholders of HHI would realize zero value for their share ownership;

m. Compared Airlines from a financial point of view with certain other guideline public companies in the industrial and transportation industries that we deemed to be relevant;

n. Compared the proposed financial terms of the Convertible Notes Financing, with the financial terms of certain financial restructurings that we deemed relevant; and

o. Conducted such other studies, analyses, inquiries, and investigations as we deemed relevant and appropriate.

During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided to us by executive management of HHI. We have further relied upon the assurances of the management of HHI that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this Opinion. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. We have assumed that the Financial Model provided to us by HHI in connection with the rendering of this Opinion was reasonably prepared on a basis reflecting the best currently available estimates and their good faith, at the date of this Opinion.

Our Opinion is necessarily based upon information made available to us, as well as the economic, market, financial and other conditions as they exist at the date of this letter. We disclaim any obligation to advise the Special

Committee or the Board of Directors of HHI or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Convertible Notes Financing in developing our
Opinion. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our
Opinion as to the fairness of the Convertible Notes Financing to the HHI shareholders. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses, taken as a whole, support its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of the Opinion.

Our Opinion does not constitute a recommendation to the Special Committee to proceed with the Convertible Notes Financing. This Opinion relates solely to the question of fairness to Company's shareholders, other than the Investor and its members, from a financial point of view, of the terms of the Convertible Notes
Financing as currently proposed. Further, we express no opinion as to the structure, terms or effect of any other aspect of the Convertible Notes
Financing, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation involving HHI. We are also expressing no opinion as to the income tax consequences of the Convertible Notes Financing.

In arriving at our Opinion, we also considered such factors as we deemed relevant including, but not limited to:

1. the timing of the financial requirements of Airlines and HHI;

2. the terms and conditions of the closing of the Convertible Notes Financing and the timing of the cash funding to be received by HHI as a result of the
Convertible Notes Financing;

3. the estimated dilution resulting from the Convertible Notes Financing to the current shareholders other than the Investor and its members;

4. the historical financial and operating characteristics of Airlines;

5. the negotiations that have taken place between HHI, Investor, the committee of unsecured creditors with respect to the Joint Plan, the Chapter 11 Trustee, and lenders to HHI and Airlines;

6. the current capital markets environment for the issuance of convertible debt and convertible preferred equity;

7. the trading price and volume of the Company's stock as quoted by AMEX;

8. other potential sources of financing for Airlines and HHI other than the
Convertible Notes Financing;

9. the upside potential of the Convertible Notes Financing to the Company and
its shareholders, other than the Investor and its members;

10. an analysis of the Company's net operating loss tax carryforward;

11. other due diligence findings related to the Convertible Notes Financing; and

12. the risks associated with both undertaking and/or not undertaking the current Convertible Notes Financing.

It is understood that this Opinion may be included in its entirety in one or more filings with the United States Securities and Exchange Commission and with any Bankruptcy filing. Houlihan, a National Association of

Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Houlihan will receive a non-contingent fee from HHI relating to its services in providing this Opinion. In an engagement letter dated May 19, 2005,
HHI has agreed to indemnify Houlihan with respect to Houlihan's services as follows:

If Houlihan or any person or entity associated with Houlihan becomes involved in any way in any legal, tax, or administrative proceeding related to any of the services performed hereunder, the Company will indemnify, defend and hold
Houlihan and any such person and/or entity harmless from all damage and expenses
(including reasonable and documented attorney's fees and expenses and court costs) incurred in connection therewith, except to the extent that a court having jurisdiction shall have determined in a final judgment that such loss, claim, damage or liability resulted from the gross negligence, illegal acts, bad faith, willful misfeasance, or reckless disregard of the obligations or duties of Houlihan. Should Houlihan or any person or entity associated with Houlihan be called to a deposition or to testify with regard to the Opinion, the Company shall pay all of Houlihan's expenses (including reasonable and documented attorney's fees and expenses and court costs) as well as $300 per hour per
Houlihan representative at such deposition, testimony, and/or discussion(s).

Based on the foregoing, we are of the opinion that the price and terms of the
Convertible Notes Financing, are fair, from a financial point of view, to all of the shareholders of the Company, other than the Investor and its members, as of the date hereof.

Very truly yours,

/s/ Houlihan, Smith & Company

Houlihan Smith & Company, Inc.

EXHIBIT A
Hawaiian Holdings, Inc.
Outline of Terms and Conditions for the Convertible Subordinated Notes

The terms and conditions of the securities detailed below are subject to adjustments based on market conditions and the negotiation of all of the component parts of the capital structure.

Issue:                      Convertible Subordinated Notes (the "Notes").

Issuer or Company:          Hawaiian Holdings, Inc. ("Holdings").

Principal Amount:           $60,000,000, of which $38,858,550 shall be Series A
                            and $21,141,450 shall be Series B.

Coupon:                     5.00%, semi-annual payments; payable at the option
                            of Holdings in cash or in additional Notes; however,
                            in the event that Shareholder Approval (defined
                            below) has not be obtained on or prior to the first
                            anniversary, the holders of the Series B Notes are
                            entitled to a three - percent (3%) penalty or, at
                            HHI's option, the coupon rate may be doubled for the
                            remainder of the term.

Conversion Rights:          Beginning on the twelve-month anniversary of the
                            issuance date, the Notes are convertible into shares
                            of Holdings' Common Stock at a price of $4.35 per
                            share, subject to adjustment upon the occurrence of
                            specified antidilutive events (the "Conversion
                            Price"); provided that the Series B Notes shall not
                            be convertible until the shareholders of Holdings
                            have approved an amendment to the certificate of
                            incorporation to increase the number of authorized
                            shares and shall have approved the convertibility
                            feature of the Series B Notes. (the "Shareholder
                            Approval")

Maturity Date:              The Notes will mature 5 years from the issuance date
                            (the "Maturity Date"), at the Principal Amount plus
                            all accrued and unpaid interest.

Optional Redemption:        At any time prior to the first anniversary of
                            issuance, the Company may redeem the Notes at 105%
                            of the principal amount, plus accrued and unpaid
                            interest.

Provisional Redemption at the Company's Option:

Beginning on the twelve-month anniversary of the issuance date, Holdings may redeem some or all of the Notes at any time prior to the Maturity Date if the price of Holdings' Common Stock has exceeded 150% of the Conversion Price for at least 20 out of 30 consecutive trading days prior to notice of redemption.

Provisional Redemption of Series B Notes at the Holder's Option:

At any time after the third anniversary of the issuance date, if the Shareholder
Approval has not been received by such date and the closing price of Holdings'
Common Stock on any trading day prior to such date was $4.35 or higher any
Series B Noteholder shall have the right to require the Company to redeem the
Note held by such Holder at a redemption price equal to the greater of (x) the principal amount plus accrued and unpaid interest or (y) the value of the shares into which such Series B Note would have been convertible had the Shareholder
Approval been obtained, valued for such purpose at the then market price of the
Common Stock; however, in the event that Shareholder Approval has not be obtained on or prior to the first anniversary, the holders of the Series B Notes are entitled to a three-percent (3%) penalty or, at HHI's option, the coupon rate may be doubled for the remainder of the term.

Rights Offering or Convertible Notes Offering Redemption:

     Holdings will use its best efforts to redeem some or all of the Notes, at the Optional Redemption price, prior to the twelve-month anniversary of the issuance date with the proceeds of a Rights Offering of Common Stock to all holders of the Common Stock or an alternative form of financing.or Convertible
Notes Offering of Holdings' Common Stock at 105%.

In the event a Rights Offering or Convertible Notes Offering is not completed by the twelve-month anniversary of the issuance date, the issue will not be redeemable prior to the Maturity Date (subject to the Provisional Redemption provisions above).

Commitment Fee: In exchange for the commitment to fund and funding of the issuance of the Notes in connection with Holdings' proposed Plan of
Reorganization of Hawaiian Airlines, Inc., purchasers will receive a 5-year warrant to purchase shares representing an aggregate of up to 10.0% of the fully-diluted common stock of Holdings, exercisable at $7.20 per share.

One half of the warrant, representing 5.0% of the fully-diluted common stock of
Holdings, was earned upon RC Aviation's execution of the commitment letter attached to fund the offering as part of Holdings' Plan of Reorganization.

The remainder of the warrant, representing up to 5.0% of the fully-diluted common stock of Holdings, will be earned upon either the funding of the Notes.
offering or the completion of an Equity Rights offering regardless of the amount funded by RC Aviation. The final determination of the amount of the warrant will be subject to a downward pro rata adjustment should the total proceeds received in either a Notes Offering or Equity Rights offering be below $60 million.

Sale of the Company Change of Control: In the event of a sale of the Company or of all or substantially all of the Company's assets, the Notes shall be redeemable at the Holder's option in the event of a Change of Control, at the
Principal Amount plus all accrued and unpaid dividends.

Voting: The Notes will have no voting rights.

Other Provisions: Standard and customary to include:

Anti-dilution provisions
Piggyback and Demand Registration Rights

                                   APPENDIX G

                        OPINION OF IMPERIAL CAPITAL, LLC

[IMPERIAL CAPITAL, LLC LOGO]
--------------------------------------------------------------------------------

150 SOUTH RODEO DRIVE, SUITE 100 BEVERLY HILLS, CA 90212
310-246-3700   800-929-2299   FAX 310-246-3794

May 31, 2005

Hawaiian Holdings, Inc.
Board of Directors
12730 High Bluff Drive, Suite 180
San Diego, CA 92130-2075

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, of Hawaiian Holdings, Inc.'s ("HHI") proposed issuance of (i) $60.0 million of Series A Subordinated Convertible Notes (the "Series A") and Series B
Subordinated Convertible Notes (the "Series B" and, together with the Series A, the "Series Notes") and (ii) the issuance of Series E Warrants to purchase 5.0%
of HHI's fully-diluted shares of common stock (the "Series E Warrants" and, together with the Series Notes, the "Financing") pursuant to the Company's Third
Amended Joint Plan of Reorganization dated March 11, 2005 (the "Plan"). The
Financing represents a portion of the exit financing arranged to effect the Plan of Reorganization for Hawaiian Airlines, Inc. ("HA" or the "Company") and is
being issued to RC Aviation, LLC ("RCA"), an affiliate of HHI.

We understand that the independent members of the Board of Directors of HHI approved the term sheet outlining the principal terms of the Financing in August
2004, including the terms of the Series E Warrants, of which a similar amount was earned upon such commitment in August 2004. The terms were approved in connection with the filing of the Joint Plan of Reorganization, should such funds be required to fund the Company's emergence from Chapter 11.

In connection with the rendering of this opinion, we have:

   i.)  Reviewed the draft of the Note Purchase Agreement;

  ii.)  Reviewed the draft of the Series A Note;

 iii.)  Reviewed the draft of the Series B Note;

  iv.)  Reviewed the draft of the Series E Warrants Certificate of Designations;

   v.)  Reviewed the draft of the Form of Series E Warrants;

  vi.)  Reviewed both the Third Amended Joint Plan of Reorganization dated March
        11, 2005 and the Second Amended Disclosure Statement dated October 4,
        2004;

 vii.)  Analyzed certain historical business and financial information relating to the Company, including the Company's financial statements for the fiscal year ended December 31, 2004 and HA's monthly operating reports for the last twelve months ended April 30, 2005;

viii.)  Reviewed certain publicly available business and financial information relating to HHI and the Company that we deemed to be relevant, including
        HHI's Form 10-K for the period ending December 31, 2004 and Form 10-Q for the period ending March 31, 2005;

  ix.)  Reviewed the current sources and uses of cash available for funding HA's emergence from Chapter 11 and the projected unrestricted cash balance at emergence;

   x.)  Analyzed financial projections prepared by the Company as well as financial projections made available to the public through the bankruptcy process;

  xi.)  Conducted discussions with members of senior management of HHI and the
        Company concerning the matters described in clauses (i) through (x)
        above;

Hawaiian Holdings, Inc.
Board of Directors
May 31, 2005

 xii.)  Reviewed the trading price and volume of HHI's stock as quoted on the
        AMEX;

xiii.)  Reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant;

 xiv.)  Compared the financial terms of the Financing with the publicly available financial terms of certain other transactions which we believe to be generally relevant; and

  xv.)  Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general industry, economic and market conditions.

With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted any independent valuation or appraisal of any assets of HHI or the Company or any appraisal or estimate of liabilities of HHI or the Company. We have also assumed that the definitive documentation with respect to the Financing is consistent with the material terms set forth in the drafts we have reviewed. Our opinion is necessarily based on industry, economic and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Our opinion expressed herein has been prepared for the information of the Board of Directors of HHI, and our opinion is rendered only in connection with the
Financing described above and not in connection with any other transaction. No opinion is expressed herein, nor should one be implied, as to the fair market value of any of HHI's securities or the prices at which they may trade at any time. It is understood that this opinion may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

Imperial Capital, LLC currently acts as financial advisor to HHI in connection with the Chapter 11 bankruptcy proceedings for Hawaiian Airlines, Inc. Imperial
Capital acted as financial advisor in connection with RC Aviation's initial purchase of 10 million shares of HHI common stock from AIP, LLC on June 11, 2004 and received a fee in connection with such purchase. Subsequent to that transaction, Imperial Capital facilitated the purchase by RCA of the lease claims of Ansett Worldwide Services and Boeing Capital Corporation, the
Company's two largest lessors, and received a fee in connection with such purchases. Imperial Capital is entitled to receive success fees in connection with the Company's emergence from bankruptcy and will also receive placement fees in connection with the placement of $75 million of Senior Secured debt financing and from the issuance of the Series Notes. Imperial Capital, LLC, in its capacity as broker/dealer and placement agent, has worked for many members of RCA in the past and is expected to continue to do so in the future. In addition, Imperial Capital, LLC will also receive a non-contingent fee in connection with rendering this fairness opinion.

Imperial Capital, LLC, from time to time, has in the past owned and traded, and may in the future actively own or trade HHI securities for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Financing is fair, from a financial point of view, to all of the shareholders of HHI (other than RCA and its members).

Very truly yours,

/s/ Imperial Capital, LLC

IMPERIAL CAPITAL, LLC

                                   PROXY CARD

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             HAWAIIAN HOLDINGS, INC.

                                  JULY 7, 2005

                           Please date, sign and mail
              your proxy card and stockholder questionnaire in the
                            envelope provided as soon
                                  as possible.

   o Please detach along perforated line and mail in the envelope provided. o

     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
     ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   AMENDMENT OF CERTIFICATE OF INCORPORATION. The amendment of the Certificate of Incorporation of Hawaiian Holdings, Inc. to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares.

                    FOR              AGAINST            ABSTAIN
                    [ ]                [ ]                [ ]

2.   APPROVAL OF CONVERTIBILITY FEATURE OF SERIES B SUBORDINATED CONVERTIBLE
     NOTES. The approval of the convertibility feature of the Series B
     Subordinated Convertible Notes. The effectiveness of the convertibility feature of the Series B Subordinated Convertible Notes is also contingent upon the approval by stockholders of Proposal No. 1 (Amendment of
     Certificate of Incorporation).

                    FOR              AGAINST            ABSTAIN
                    [ ]                [ ]                [ ]

3.   APPROVAL OF 2005 STOCK INCENTIVE PLAN. The approval of the 2005 Stock
     Incentive Plan of Hawaiian Holdings, Inc.

                    FOR              AGAINST            ABSTAIN
                    [ ]                [ ]                [ ]

4.   ELECTION OF DIRECTORS. The election of seven directors to serve for one year terms, each until his successor is duly elected and qualified.

                                  NOMINEES:
     [ ] FOR ALL NOMINEES         o  Gregory S. Anderson
                                  o  Donald J. Carty
                                  o  Thomas B. Fargo
                                  o  Lawrence S. Hershfield
                                  o  Randall L. Jenson
                                  o  Bert T. Kobayashi, Jr.
                                  o  Mark Dunkerley

     [ ] WITHHOLD AUTHORITY
         FOR ALL NOMINEES

     [ ] FOR ALL EXCEPT
         (See instructions below)

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

5.   Such other business as may properly come before the Annual Meeting of
     Stockholders, or at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE
VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN AND IN ACCORDANCE WITH THE
PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND
ANY ADJOURNMENTS THEREOF.

To change the address on your account, please check the box at right and
indicate your new address in the adjacent _| space. Please note that changes to
the registered name(s) on the account may not be submitted via this method. [ ]



                          --------------        --------------                           --------------        --------------
Signature of Stockholder                  Date:                 Signature of Stockholder                 Date:
                          --------------        --------------                           --------------        --------------


NOTE:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
          If signer is a partnership, please sign in partnership name by authorized person.

                             HAWAIIAN HOLDINGS, INC.

                        12730 HIGH BLUFF DRIVE, SUITE 180
                               SAN DIEGO, CA 92130
                                 (858) 523-0219

         PROXY - ANNUAL MEETING OF STOCKHOLDERS - THURSDAY, JULY 7, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lawrence S. Hershfield and Randall L.
Jenson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock and preferred stock of Hawaiian Holdings,
Inc. (the "Company") held of record by the undersigned on June 2, 2005 at the
Annual Meeting of Stockholders to be held on Thursday, July 7, 2005 or at any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             HAWAIIAN HOLDINGS, INC.

                                  JULY 7, 2005

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as
possible.

                 - OR -

TELEPHONE - Call toll-free                               ----------------
1-866-540-5760 from any touch-tone                        COMPANY NUMBER
telephone and follow the instructions.                   ----------------
Have your proxy card available when you                   ACCOUNT NUMBER
call.                                                    ----------------

                 - OR -

INTERNET - Access "WWW.PROXYVOTING.COM/HA"
and follow the on-screen instructions.
Have your proxy card available when you
access the web page.

--------------------------------------------------------------------------------
YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT 1-866-540-5760 OR
WWW.PROXYVOTING.COM/HA UP UNTIL 11:59 PM EASTERN TIME THE DAY BEFORE THE CUT-OFF
OR MEETING DATE.
--------------------------------------------------------------------------------

     o Please detach along perforated line and mail in the envelope provided
             IF you are not voting via telephone or the Internet. o

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   AMENDMENT OF CERTIFICATE OF INCORPORATION. The amendment of the Certificate of Incorporation of Hawaiian Holdings, Inc. to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares.

     ---------------------------------------------------------------------------
                    FOR              AGAINST            ABSTAIN
     ---------------------------------------------------------------------------
                    [ ]                [ ]                [ ]
     ---------------------------------------------------------------------------

2.   APPROVAL OF CONVERTIBILITY FEATURE OF SERIES B SUBORDINATED CONVERTIBLE
     NOTES. The approval of the convertibility feature of the Series B
     Subordinated Convertible Notes. The effectiveness of the convertibility feature of the Series B Subordinated Convertible Notes is also contingent upon the approval by stockholders of Proposal No. 1 (Amendment of
     Certificate of Incorporation).

     ---------------------------------------------------------------------------
                    FOR              AGAINST            ABSTAIN
     ---------------------------------------------------------------------------
                    [ ]                [ ]                [ ]
     ---------------------------------------------------------------------------

3.   APPROVAL OF 2005 STOCK INCENTIVE PLAN. The approval of the 2005 Stock
     Incentive Plan of Hawaiian Holdings, Inc.

     ---------------------------------------------------------------------------
                    FOR              AGAINST            ABSTAIN
     ---------------------------------------------------------------------------
                    [ ]                [ ]                [ ]
     ---------------------------------------------------------------------------

4.   ELECTION OF DIRECTORS. The election of seven directors to serve for one year terms, each until his successor is duly elected and qualified.

                                      NOMINEES:
[ ] FOR ALL NOMINEES                  o  Gregory S. Anderson
                                      o  Donald J. Carty
                                      o  Thomas B. Fargo
                                      o  Lawrence S. Hershfield
                                      o  Randall L. Jenson
                                      o  Bert T. Kobayashi, Jr.
                                      o  Mark Dunkerley

[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION:      To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each
                  nominee you wish to withhold, as shown here: o

5.   Such other business as may properly come before the Annual Meeting of
     Stockholders, or at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE
VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN AND IN ACCORDANCE WITH THE
PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND
ANY ADJOURNMENTS THEREOF.

To change the address on your account, please check the box at right and
indicate your new address in the adjacent _| space. Please note that changes to
the registered name(s) on the account may not be submitted via this method. |



                          --------------        --------------                           --------------        --------------
Signature of Stockholder                  Date:                 Signature of Stockholder                 Date:
                          --------------        --------------                           --------------        --------------


NOTE:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
          If signer is a partnership, please sign in partnership name by authorized person.

                             OWNERSHIP QUESTIONNAIRE

     In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

     The federal Transportation Act requires that U.S. air carriers like
Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. citizens. 49 U.S.C. ss.ss. 40102(a)(15), 41102.

     To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

     The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following:

     o    an individual who is a citizen of the United States;

     o    a partnership each of whose partners is an individual who is a citizen of the United States;

     o    a corporation or association organized under the laws of the United
          States or of any State of the United States, the District of Columbia,
          or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. (emphasis added)

I hereby certify that the owner of the Hawaiian Holdings, Inc. shares:

          ___ is a "citizen of the United States" as defined by the
          Transportation Act

          ___ is NOT a "citizen of the United States" as defined by the
          Transportation Act.

Signature:____________________________     Date:________________________

Name:_________________________________

Position/Title:_______________________

PLEASE RETURN YOUR COMPLETED QUESTIONNAIRE TO:

Mellon Investor Services
Proxy Processing
P.O. Box 3510
S. Hackensack, NJ 07606-9210